Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of April 16, 2021

Among

SYNNEX Corporation

as Borrower

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

CITIBANK, N.A.

as Agent

CITIBANK, N.A.,

BANK OF AMERICA, N.A.,

THE BANK OF NOVA SCOTIA,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

HSBC BANK USA, N.A.,

MUFG BANK, LTD.,

as Joint Lead Arrangers and Joint Lead Bookrunners for the Facilities, and

SUMITOMO MITSUI BANKING CORPORATION

as Joint Lead Arranger and Joint Lead Bookrunner for the Term Facility,

BANK OF AMERICA, N.A.,

THE BANK OF NOVA SCOTIA,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

HSBC BANK USA, N.A.,

MUFG BANK, LTD.,

as Documentation Agents

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ii

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Schedules

Schedule I – Commitments

Exhibits

Exhibit A-1 -Form of Revolving Credit Note

Exhibit A-2 -Form of Term Note

Exhibit B -Form of Notice of Borrowing

Exhibit C -Form of Assignment and Assumption

Exhibit D -Tax Certification Forms

Exhibit E -Form of Solvency Certificate

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CREDIT AGREEMENT

Dated as of April 16, 2021

SYNNEX Corporation, a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on Schedule I hereto, CITIBANK, N.A. (“Citibank”), as administrative agent (the “Agent”) for the Lenders (as hereinafter defined), Citibank, Bank of America, N.A., The Bank of Nova Scotia, Wells Fargo Bank, National Association, HSBC Bank USA, N.A., MUFG Bank, Ltd. and, with respect to the Term Facility only, Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint lead bookrunners, and Bank of America, N.A., The Bank of Nova Scotia, Wells Fargo Bank, National Association, HSBC Bank USA, N.A. and MUFG Bank, Ltd., as documentation agents, agree as follows:

PRELIMINARY STATEMENT.

Subject to the satisfaction of the conditions set forth in Section 3.01, the parties hereto agree to enter into this Agreement, which provides for a five year senior unsecured revolving credit facility in an initial amount of $3,500,000,000 and a five year senior unsecured term A loan in the amount of $1,500,000,000.

Article I.
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.Certain Defined Terms

.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, as the context may require):

“Acquired Company” means Tech Data Corporation, a Florida corporation.

“Acquisition” means the acquisition by the Company of all of the issued and outstanding Equity Interests of the Acquired Company from the equity holders thereof pursuant to the Merger Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means a Revolving Credit Advance or a Term Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

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“Agent” has the meaning specified in the Preamble.

“Agent’s Account” means

(a)in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at One Penns Way, OPS 2/2, New Castle, Delaware  19720, Account No. 36852248, Attention:  Agency Operations,

(b)in the case of Advances denominated in any Committed Currency, the account of the Agent designated in writing from time to time by the Agent to the Company and the Lenders for such purpose and

(c)in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

“Agreement” means this Credit Agreement (as may be amended, supplemented, restated or otherwise modified in accordance with the terms hereof).

“Anniversary Date” has the meaning specified in Section 2.20(a).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, and the rules and regulations thereunder, and all other laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries concerning or relating to bribery, corruption or money laundering.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s/Fitch	Revolving Credit Facility		Term Facility
	Applicable Margin for Eurocurrency Rate Advances	Applicable Margin for Base Rate Advances	Applicable Margin for Eurocurrency Rate Advances	Applicable Margin for Base Rate Advances
Level 1 BBB+ / Baa1 / BBB+ or above	1.125%	0.125%	1.125%	0.125%
Level 2 BBB / Baa2 / BBB	1.250%	0.250%	1.250%	0.250%
Level 3 BBB- / Baa3 / BBB-	1.375%	0.375%	1.375%	0.375%
Level 4 BB+ / Ba1 / BB+	1.625%	0.625%	1.625%	0.625%
Level 5 Lower than Level 4 or unrated	1.750%	0.750%	1.750%	0.750%

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“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s/Fitch	Applicable Percentage
Level 1 BBB+ / Baa1 / BBB+ or above	0.125%
Level 2 BBB / Baa2 / BBB	0.150%
Level 3 BBB- / Baa3 / BBB-	0.175%
Level 4 BB+ / Ba1 / BB+	0.250%
Level 5 Lower than Level 4 or unrated	0.300%

“Appropriate Lender” means, at any time, with respect to any of the Revolving Credit Facility or Term Facility, a Lender that has a Commitment with respect to such Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means any of Citibank, Bank of America, N.A., The Bank of Nova Scotia, Wells Fargo Bank, National Association, HSBC Bank USA, N.A., MUFG Bank, Ltd. and, with respect to the Term Facility only, Sumitomo Mitsui Banking Corporation, each in its capacity as a joint lead arranger and a joint bookrunner.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07), and accepted by the Agent, in substantially the form of Exhibit C hereto.

“Assuming Lender” has the meaning specified in Section 2.18(d).

“Assumption Agreement” has the meaning specified in Section 2.18(d)(ii).

“Attributable Debt” means, with respect to any Person on any date, (a) in respect of any Capital Lease Obligations, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, (c) in respect of any Securitization Program, the outstanding principal amount of such financing determined in accordance with GAAP and (d) in respect of any Sale and Leaseback Transaction, the present

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value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means:

(a)with respect to any EEA Member Country implementing Article 55 BRRD, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and

(b)with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Law” means any law or proceeding of the type referred to in Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal, state or provincial law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be not less than zero and equal to the highest of:

(a)the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b)½ of one percent per annum above the Federal Funds Rate; and

(c)the ICE Benchmark Administration Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such a rate available) applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on the applicable Bloomberg screen (or other commercially available source providing such quotations as designated by the Agent and approved by the Company from time to time) at approximately 11:00 a.m. London time on such day or if such day is not a Business Day, the previous Business Day); provided that if One Month LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Base Rate Advance” means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means the Company.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Closing Date” has the meaning specified in Section 3.02.

“Commitment” means a Revolving Credit Commitment, a Letter of Credit Commitment or a Term Commitment.

“Commitment Date” has the meaning specified in Section 2.18(b).

“Commitment Increase” has the meaning specified in Section 2.18(a).

“Committed Currencies” means Euros, the lawful currency of Canada and the currency of Switzerland and any additional currency that the Borrower and the Agent shall agree to include at a later date in accordance with Section 1.07.

“Company” has the meaning specified in the Preamble.

“Company Information” has the meaning specified in Section 8.08.

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“Competitor” means, as of any date, any Person that is (a) any provider of information technology distribution, systems design and integration services or (b) any affiliate of a competitor of the Borrower or any of its Subsidiaries, in each case, which Person has been designated by the Company as a “Competitor” by written notice to the Agent and the Lenders (including by posting such notice to the Platform) effective five Business Days after such notice is so given; provided that “Competitor” shall exclude any Person that the Company has designated as no longer being a “Competitor” by written notice delivered to the Agent from time to time.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Tangible Assets” means all assets of a Person, other than assets that are considered to be intangible assets under GAAP, measured on a Consolidated basis.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type under the Revolving Credit Facility or the Term Facility into Advances of the other Type under such Facility pursuant to Section 2.08 or 2.09.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations, whether current or long-term, for borrowed money (including Advances hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all purchase money indebtedness;

(c)the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable, intercompany charges of expenses, deferred revenue and other accrued liabilities (including deferred payments in respect of services by employees), in each case incurred in the ordinary course of business, and (ii) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e)the Attributable Debt of Capital Lease Obligations, Synthetic Lease Obligations, Sale and Leaseback Transactions and Securitization Programs;

(f)the Hedge Termination Value of any Hedge Agreements;

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(g)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(h)all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Termination Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(i)without duplication, all Guarantees in respect of any of the foregoing; and

(j)all Debt of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent that such Debt is expressly made non-recourse to such Person (except for customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities).

For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, the following shall not constitute Debt: (i) trade payables created in the ordinary course of business in connection with the acquisition of inventory (including (x) inventory subject to a Lien described under Section 5.02(a)(xv) and (y) Receivables and Related Assets subject to a Lien described under Section 5.02(a)(xvi)) and (ii) overdraft lines.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means, subject to Section 2.19(d), at any time, any Lender that, at such time

(a)has failed to perform any of its funding obligations hereunder, including in respect of its Advances or participations in respect of Letters of Credit, within two Business Days of the date required to be funded by it hereunder, unless such Lender reasonably determines in good faith, and so notifies the Agent and the Company in writing, that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied,

(b)has notified the Company, any Issuing Bank or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such Lender reasonably determines in good faith, and so notifies the Agent and the Company in writing, that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied) or generally under other agreements in which it commits to extend credit,

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(c)has failed, within three Business Days after written request by the Agent (based on its reasonable belief that such Lender may not fulfill its funding obligations hereunder), to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations hereunder, provided that a Lender shall cease to be a Defaulting Lender upon the Agent’s and the Company’s receipt of such written confirmation, or

(d)has, or has a direct or indirect parent company that has,

(i)become the subject of a proceeding under any debtor relief law,

(ii)had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it,

(iii)taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or

(iv)become the subject of a Bail-In Action;

provided that

(A)

a Lender shall not be a Defaulting Lender solely by virtue of the control, ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a governmental authority or the exercise of control over such Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender and

(B)

if the condition(s) precedent to funding that form the basis of a Lender’s determination in clause (a) or (b) have been effectively waived in accordance with this Agreement, such Lender shall be a Defaulting Lender if such failure to fund continues after the effectiveness of such waiver.

Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(d)) upon delivery of written notice of such determination to the Company and each Lender.

“Disclosure Letter” means the disclosure letter, dated as of the Closing Date, delivered by the Borrower to the Agent for the benefit of the Lenders, as amended or otherwise modified from time to time

“Dollars” and the “$” sign each means lawful currency of the United States of America.

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“Domestic Lending Office” means, with respect to any Lender, the office or branch of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office, branch or Affiliate of such Lender as such Lender may from time to time specify to the Company and the Agent.

“EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Net Income for such period plus

(a)the following to the extent deducted in calculating such Net Income:

(i)Interest Charges for such period,

(ii)the provision for federal, state, local and foreign income taxes payable for such period,

(iii)depreciation and amortization expense for such period,

(iv)non-cash stock based compensation expense,

(v)all other non-cash charges, non-cash expenses and non-cash losses in such period but only to the extent that, as of the date of determination, the Borrower does not reasonably anticipate that cash payments will be made or be required to be made with respect thereto in any future period,

(vi)any fees, expenses or charges (other than depreciation or amortization expense as described in the preceding subclause (iii)) related to the repurchase or issuance of Equity Interests or Debt, investments, acquisitions, dispositions (including the spin-off by the Borrower of its Concentrix customer experience services business segment), recapitalizations or the incurrence, modification, redemption, retirement or repayment of Debt permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the this Agreement (and, in each case, any refinancing in respect thereof) and (y) any amendment or other modification of this Agreement or other Debt and, in each case, outside of the ordinary course of business; provided that the aggregate amount of fees, expenses or chares added pursuant to this clause (vi) and clause (vii) below shall not, in the aggregate, exceed 15% of EBITDA (calculated without giving effect to clause (vii)) for such period, and

(vii)fees and business optimization and other expenses and non-recurring charges, including severance and restructuring charges, and closing or consolidation expenses relating to businesses or locations thereof, incurred in connection with investments, acquisitions or dispositions, provided that the aggregate amount of fees and expenses and non-recurring charges added pursuant to this clause (vii) and clause (vi) above shall not, in the aggregate, exceed 15% of EBITDA (calculated without giving effect to this clause (vii)) for such period, minus

(b)to the extent included in calculating such Net Income: non-cash gains for such period.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).

“Environmental Action” means (a) any notice of non-compliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement by any governmental or regulatory authority with jurisdiction or (b) any litigation, case, suit, demand, demand letter or claim by any governmental or regulatory authority or any third party relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials, including, without limitation, (x) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (y) by any governmental or regulatory authority or any such third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, to the extent applicable to the operations of the Company or any of its Subsidiaries.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law for the operations of the Company or any of its Subsidiaries.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member

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or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equivalent” in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the spot rate of exchange that appears at 11:00 A.M. (London time), on the display page applicable to the relevant currency on the Oanda website on such date, and the “Equivalent” in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the spot rate of exchange that appears at 11:00 A.M. (London time), on the display page applicable to the relevant currency on the Oanda website on such date; provided that, if there shall at any time no longer exist such a page on such website, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Agent, and provided further that “Equivalent in Dollars” or “Dollar Equivalent” other than in the specific context of Committed Currencies means the sum of amounts in Dollars and the Equivalent in Dollars of amounts in a Committed Currency unless the context otherwise requires.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Pension Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Pension Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Pension Plan; (c) the provision by the administrator of any Pension Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f)  the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Pension Plan; or (g) the institution by the PBGC of proceedings to terminate a Pension Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Pension Plan.

“Erroneous Payment” has the meaning assigned to in Section 7.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.11(d).

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“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

“Eurocurrency Lending Office” means, with respect to any Lender, the office or branch of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office, branch or Affiliate of such Lender as such Lender may from time to time specify to the Company and the Agent.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, subject to Section 2.21, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing

(a)(i) for Advances denominated in Dollars or any Committed Currency other than Canadian Dollars, Euros or Swiss Francs, the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on the applicable Bloomberg screen (or other commercially available source providing such quotations as designated by the Agent and approved by the Company from time to time) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period,

(ii)

for Advances denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Bloomberg screen (or such other commercially available source providing such quotations as may be designated by the Agent and approved by the Company from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period);

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(iii)

for Advances denominated in Euros, the rate per annum equal to the Euro interbank offered rate administered by the European Money Market Institute (“EURIBOR”), or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Thomas Reuters screen (or such other commercially available source providing such quotations as may be designated by the Agent and approved by the Company from time to time) at or about 11:00 a.m. (Brussels, Netherlands time) two Business Days prior to the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period);

(iv)

for Advances denominated in Swiss Francs, the rate per annum equal to the CHF LIBOR Rate (“CHF LIBOR”), or a comparable or successor rate which rate is approved by the Agent, as published by reference to the ICE Benchmark Administration Interest Settlement Rates (or such other commercially available source providing such quotations as may be designated by the Agent and approved by the Company from time to time) at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period), by

(b)a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

provided that

(x)

if the Eurocurrency Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the Eurocurrency Rate shall be the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (A) the Eurocurrency Rate for the longest period for which the Eurocurrency Rate is available for the applicable currency that is shorter than the Impacted Interest Period; and (B) the Eurocurrency Rate for the shortest period (for which that Eurocurrency Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time and

(y)	if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in Dollars or a Committed Currency, or a Term Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(ii).

“Eurocurrency Rate Reserve Percentage” for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable

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two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient,

(a)Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b)in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Note or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Note or Commitment (other than pursuant to an assignment request by the Company under Section 8.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

(c)Taxes attributable to such Recipient’s failure to comply with Section 2.14(e) and

(d)any withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means (i) that certain Asset Based Credit Agreement, dated as of June 30, 2020, among the Acquired Company, the lenders parties thereto and Citibank, as agent, (ii) that certain Credit Agreement, dated as of November 27, 2013, among the Company, the lenders parties thereto and Bank of America, N.A, as administrative agent, and (iii) that certain Credit Agreement, dated as of August 9, 2018, among the Company, the lenders parties thereto and JPMorgan Chase Bank, N.A., in each case, as amended, restated, amended and restated, supplemented or modified.

“Existing Debt” has the meaning specified in Section 5.02(c)(ii).

“Facility” means the Revolving Credit Facility, the Letter of Credit Sublimit or the Term Facility.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable

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and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fitch” means Fitch, Inc., a subsidiary of Finlac, S.A., and any successor to its rating agency business.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, to any Person as of any date of determination, without duplication, all of the following types of Debt, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations, whether current or long-term, for borrowed money (including Advances hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)all purchase money Debt;

(c)the maximum amount available to be drawn under all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)all Attributable Debt;

(f)all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Termination Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at

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the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(g)without duplication, all Guarantees with respect to outstanding Debt of the types specified in clauses (a) through (e) above of another Person; and

(h)all Debt of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent that such indebtedness is expressly made non-recourse to such Person (except for customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities).

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person,

(a)any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect,

(i)to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation,

(ii)to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation,

(iii)to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or

(iv)entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or

(b)any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).

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The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic under any Environmental Law, located on or under or emanating from real property owned or operated by the Company or any of its Subsidiaries.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements (for the avoidance of doubt, Hedge Agreements do not include currency swap agreements and currency future or option contracts).

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Immaterial Subsidiary” means any Subsidiary of the Company as to which the aggregate value of assets of any such Subsidiary does not exceed 5.00% of Consolidated total assets of the Company and its Subsidiaries (based on the Consolidated balance sheet of the Company and its Subsidiaries), as of the last day of the Fiscal Year of the Company most recently ended for which financial statements have been delivered pursuant to Section 5.01(h); provided that the aggregate value of all such Subsidiaries shall not exceed 10.0% of Consolidated total assets of the Company and its Subsidiaries (based on the Consolidated balance sheet of the Company and its Subsidiaries), as of the last day of the Fiscal Year of the Company most recently ended for which financial statements have been delivered pursuant to Section 5.01(h).

“Increase Date” has the meaning specified in Section 2.18(a).

“Increasing Lender” has the meaning specified in Section 2.18(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement or the Notes or any other documents to be delivered hereunder and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information Memorandum” means the information memorandum dated March 24, 2021 issued by the Agent in connection with the syndication of the Commitments.

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“Initial GAAP” has the meaning specified in Section 1.03.

“Initial Lenders” has the meaning specified in the Preamble.

“Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of

(a)all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus

(b)the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP plus

(c)the implied interest component of Synthetic Lease Obligations with respect to such period.

“Interest Period” means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, three or six months, and subject to clause (c) of this definition, twelve months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that

(a)the Borrower may not select any Interest Period with respect to any Eurocurrency Rate Borrowing under a Facility that ends after any scheduled principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurocurrency Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

(b)Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration; provided that, for the avoidance of doubt, more than one Borrowing may be made on the same day and such Borrowings may have Interest Periods of different duration;

(c)the Borrower shall not be entitled to select an Interest Period having a duration of twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Appropriate Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Appropriate Lender to so respond by such time being deemed for all purposes of this Agreement

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as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Appropriate Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, three or six months, as specified by the Borrower requesting such Borrowing in the applicable Notice of Borrowing as the desired alternative to an Interest Period of twelve months;

(d)whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, in the case of an Interest Period of one month or longer, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(e)whenever the first day of any Interest Period of one month or longer occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

(f)the Borrower may select, for any Interest Period commencing on the Closing Date, an Interest Period ending as of last day of the next calendar month or fiscal quarter of the Borrower and

(g)(i) twelve-month Interest Periods may not be selected for Eurocurrency Rate Advances denominated in a currency other than USD,

(ii)	six-month Interest Periods may not be selected in respect of Eurocurrency Rate Advances denominated in a currency other than USD if such Interest Period would end after December 31, 2021 and
(iii)	an Advance denominated in USD may not be maintained as Eurocurrency Rate Advance if the Interest Period therefor would end after June 30, 2023.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Invested Amounts” means the amounts invested or otherwise loaned by investors that are not Affiliates of the Company in connection with any Securitization Program and paid to the Company or its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables or payments of loans and applied to reduce such invested amounts.

“Issuance” with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.

“Issuing Bank” means a Lender that has a “Letter of Credit Commitment” opposite such Lender’s name on Schedule I hereto or any other Lender that expressly agrees to perform in

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accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank.

“L/C Cash Deposit Account” means an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent and the Issuing Banks.

“L/C Related Documents” has the meaning specified in Section 2.06(b)(i).

“Lenders” means each Initial Lender, each Issuing Bank, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 and each Person that shall become a party hereto pursuant to Section 8.07.

“Letter of Credit” has the meaning specified in Section 2.01(b).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Letter of Credit Commitment” or (b) if such Lender has entered into an Assignment and Assumption or has otherwise agreed to act as an Issuing Bank hereunder, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c) as such Lender’s “Letter of Credit Commitment”, as such amount may be reduced pursuant to Section 2.05.

“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $200,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Material Adverse Change” means any material adverse change in the business, financial condition or operations of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means (a) a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Agent or any Lender to enforce or collect any obligations of the Borrower under this Agreement or any Note or (c) a material impairment of the ability of the Borrower to perform its obligations under this Agreement or any Note.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 22, 2021, entered into by and among the Company, Tiger Parent (AP) Corporation, a Delaware corporation, Spire Sub I, Inc., a Delaware corporation and Spire Sub II, LLC, a Delaware limited liability company (as amended, restated, amended and restated, supplemented or modified)

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“Merger Agreement Termination Date” mean the “Termination Date” (as defined in the Merger Agreement, as may be extended in accordance with the terms thereof (it being understood the Termination Date shall not be later than June 22, 2022)).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, net income for such period; provided that Net Income shall exclude

(a)unusual, infrequent or extraordinary items for such period in accordance with GAAP,

(b)the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organization documents or law applicable to such Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income and

(c)any income (or loss) for such period of any Person if such Person is not a Subsidiary, except to the extent that such income (or loss) for such period would be included in Net Income of the Borrower and its Subsidiaries when calculating Net Income in accordance with GAAP.

“Non-Extending Lender” has the meaning specified in Section 2.20(b).

“Note” means a Revolving Credit Note or a Term Note.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Other Connection Taxes” means, with respect to the Agent or any Lender, Taxes imposed as a result of a present or former connection between the Agent or such Lender and the jurisdiction imposing such tax (other than connections arising from the Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received

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payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, enforced, or sold or assigned an interest under, this Agreement or the Notes or any other documents to be delivered hereunder).

“Participant” has the meaning assigned to such term in Section 8.07(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payment Office” means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

“Payment Recipient” has the meaning assigned to in Section 7.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Pension Funding Rules” means the rules regarding minimum required contributions to Pension Plans set forth in Sections 302, 303, 304 and 305 of ERISA and Sections 412,430, 431, 432 and 436 of the Code.

“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or an ERISA Affiliate or to which the Company or an ERISA Affiliate contributes or has an obligation to contribute.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

(a)Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof;

(b)Liens imposed by law (and ordinary course of business contractual Liens in respect of such Liens), such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and landlord’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings and for which reasonable reserves are being maintained;

(c)pledges or deposits to directly or indirectly secure obligations under workers’ compensation laws, unemployment insurance laws or similar legislation or to directly or indirectly secure public or statutory obligations, including obligations to governmental entities in respect of value added taxes, duties, customs, excise taxes, franchises, licenses, rents and the like, or surety, customs or appeal bonds;

(d)good faith deposits (or security for obligations in lieu of good faith deposits) to directly or indirectly secure bids, tenders, contracts or leases for a purpose other than borrowing money or obtaining credit, including rent or equipment lease security deposits,

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(e)easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes,

(f)contractual and common law rights of setoff against (which may include grants of Liens) or contractual Liens on, deposit or securities accounts or other property in transit to or in the possession of or maintained by the lienor, in the absence of any agreement to maintain a balance or deliver property against which such right may be exercised, and contractual and common law rights of set-off against claims against the lienor,

(g)Liens pursuant to supply or consignment contracts or otherwise for the receipt of goods or services, encumbering only the goods covered thereby, where the contracts are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings and for which reasonable reserves are being maintained,

(h)attachment Liens and Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 6.01(f),

(i)licenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary,

(j)any interest of title of a lessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement,

(k)Liens deemed to exist in connection with investments in repurchase agreements not prohibited by this Agreement,

(l)Liens arising on any real property as a result of any eminent domain, condemnation or similar proceeding being commenced with respect to such real property,

(m)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and deposits as security for contested custom or import duties;

(n)rights of first refusal, voting, redemption, transfer or other restrictions with respect to the Equity Interests in any joint venture entities or other Persons that are not Subsidiaries acquired in connection with any transaction not prohibited by this Agreement;

(o)Liens on cash and cash equivalents arising in connection with the defeasance, discharge, redemption or termination (including by way of cash collateralization) of Debt to the extent such defeasance, discharge, redemption or termination is not prohibited by this Agreement, and

(p)preferential arrangements in the form of subordination and intercreditor agreements in favor of creditors of the customers of the Borrower and its Subsidiaries.

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“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by any of S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if no such Debt of the Company is then outstanding, the corporate credit rating most recently announced by any of S&P, Moody’s or Fitch, as the case may be, provided, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency.  For purposes of the foregoing,

(a)if only one of any of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating;

(b)if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be;

(c)if each of S&P, Moody’s and Fitch provide the same rating, the Applicable Margin and the Applicable Percentage shall be based upon such rating;

(d)if each of S&P, Moody’s and Fitch provide a rating with such ratings of different levels, the Applicable Margin and the Applicable Percentage shall be based upon the ratings of two of the agencies falling within the same level, unless each agency’s ratings is at a separate level, in which case the applicable level will be deemed to be the middle level of the distribution of the three ratings;

(e)if the ratings established by two of S&P, Moody’s and Fitch shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating of two levels, unless one of the two ratings is two or more levels lower than the other, in which case the relevant Applicable Margin and the Applicable Percentage shall be determined by reference to the level immediately below the level of the higher of the two ratings; and

(f)if the ratings established by two of S&P, Moody’s and Fitch shall fall within the same level, the Applicable Margin and the Applicable Percentage shall be based upon such rating.

“Ratable Share” of any amount means, with respect to any Lender under any Facility at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment under such Facility at such time (or, if the Commitments under such

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Facility shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Commitments under such Facility as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Commitments under such Facility at such time (or, if the Commitments under such Facility shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate amount of all Commitments under such Facility as in effect immediately prior to such termination).

“Receivables and Related Assets” means (a) accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) and (b) any interest in such accounts receivable and all collateral securing such accounts receivable (including any originator accounts (as defined in any securitization documents), all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such accounts receivable, any guarantees, indemnities, warranties or other obligations in respect of such accounts receivable, any equipment and any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring arrangements or financing of recurring revenue service contracts involving receivables similar to such accounts receivable and any collections or proceeds of any of the foregoing).

“Recipient” means (a) the Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Refinancing Liens” has the meaning specified in Section 5.02(a)(xviii).

“Register” has the meaning specified in Section 8.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means at any time Lenders owed or holding at least a majority in interest of the sum of

(a)the aggregate principal amount of the Advances (based on the Equivalent in Dollars at such time) outstanding at such time,

(b)the aggregate Available Amount of all Letters of Credit outstanding at such time,

(c)the aggregate unused Term Commitments at such time and

(d)the aggregate Unused Revolving Credit Commitments at such time,

provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Revolving Credit Commitments and the unused Term Commitments of such Lender at such time.  For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Advance” means an advance by a Revolving Credit Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Borrowing Minimum” means,

(a)in respect of Revolving Credit Advances denominated in Dollars, $5,000,000,

(b)respect of Revolving Credit Advances denominated in Euros, €5,000,000,

(c)in respect of Revolving Credit Advances denominated in Canadian Dollars, CN $10,000,000,

(d)in respect of Revolving Credit Advances denominated in Swiss Francs, CHF 10,000,000.

“Revolving Credit Borrowing Multiple” means,

(a)in respect of Revolving Credit Advances denominated in Dollars, $1,000,000,

(b)in respect of Revolving Credit Advances denominated in Euros, €1,000,000,

(c)in respect of Revolving Credit Advances denominated in Canadian Dollars, CN $1,000,000, and

(d)in respect of Revolving Credit Advances denominated in Swiss Francs, CHF 1,000,000.

“Revolving Credit Commitment” means as to any Lender

(a)the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Revolving Credit Commitment”,

(b)if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or

(c)if such Lender has entered into an Assignment and Assumption, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18.

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“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time and the provisions herein related to Revolving Credit Advances and Letters of Credit.

“Revolving Credit Lender” means any Lender that has a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with outstanding Revolving Credit Advances and/or outstanding Letters of Credit.

“Revolving Credit Note” means a promissory note of the Borrower payable to a Revolving Credit Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

“S&P” means S&P Global Ratings, an S&P Global Inc. business, and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Person, any arrangement, directly or indirectly, whereby such Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of comprehensive Sanctions.

“Sanctioned Person” means, at any time and insofar as Sanctions prohibit or restrict dealings with a Person, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, the Government of Canada, the government of Japan or other relevant authority, (b)  any Person operating, organized or resident in a Sanctioned Country or (c) any Person majority owned or, where relevant under applicable Sanctions, controlled by any such Person described in clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, the Government of Canada, the government of Japan or other relevant authority.

“Securitization Program” means, with respect to any Person, any financing or sales transaction or series of financing or sales transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may, directly or indirectly, sell, convey, or otherwise transfer, or grant a security interest in Receivables and Related Assets, accounts, payments, or receivables (whether such accounts, payments, or receivables are then existing or arising in the future), collections and other proceeds arising therefrom, any rights to

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future lease payments or residuals or similar rights to payment to, or any securitization related property to a special purpose Subsidiary or Affiliate of such Person.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day or any other replacement rate published by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Merger Agreement Representations” means such of the representations made by Tiger Parent (AP) Corporation with respect to Tiger Parent (AP) Corporation and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Company (or its affiliates) have the right (taking into account any applicable cure provisions) to terminate its (and/or their) obligations under the Merger Agreement or the right to decline to consummate the Acquisition in accordance with the terms thereof as a result of a breach of such representations in the Merger Agreement.

“Specified Representations” means the representations and warranties of the Company set forth in Sections 4.01(a), 4.01(b)(i), 4.01(d), 4.01(g), 4.01(h), 4.01(t), and 4.01(u) and, use of proceeds not in violation of Sections 4.01(j) or (k).

“Standby Letters of Credit” means standby letters of credit issued to support trade transactions or for any other lawful purposes of the Borrower and its Subsidiaries.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantee”: each Subsidiary Guarantee, in a form to be agreed to by the Borrower and the Agent, as may be executed and delivered from time to time by any other

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Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

“Synthetic Lease” shall mean, as to any Person, (i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of real or personal property, in each case, creating obligations that may not appear on the balance sheet of such Person but which, upon the application of any Bankruptcy Law to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Synthetic Lease Obligation” means the monetary obligation of a Person under a Synthetic Lease.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Term Advance” means an advance by a Term Lender to the Company as part of a Term Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a “Type” of Term Advance).

“Term Borrowing” means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders pursuant to Section 2.01(c).

“Term Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Term Commitment” or (b) if such Lender has entered into any Assignment and Assumption, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c) as such Lender’s “Term Commitment”, in each case, as such amount may be reduced pursuant to Section 2.05.

“Term Facility” means, at any time, the aggregate amount of the Term Lenders’ Term Commitments and the outstanding Term Advances extended at such time, and the provisions herein related to Term Advances.

“Term Lender” means any Lender that has a Term Commitment and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of any Term Commitment or Term Advances, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loan Maturity Date” means the fifth anniversary of the Closing Date.

“Term Note” means a promissory note of the Company payable to a Term Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Company to such Lender resulting from the Term Advances made by such Lender.

“Termination Date” means the earliest of

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(a)with respect to any Revolving Credit Lender, the fifth anniversary of the Closing Date, subject to the extension thereof pursuant to Section 2.20 with respect to such Lender;

(b)the date of termination in whole of the Commitments under the applicable Facility pursuant to Section 2.05 or 6.01;

(c)if the Closing Date does not occur prior to such date, the date that is five Business Days after the Merger Agreement Termination Date; and

(d)prior to the consummation of the Transactions, the termination of the Merger Agreement by Borrower in a signed writing in accordance with the terms of the Merger Agreement;

provided, however, that the Termination Date of any Revolving Credit Lender that is a Non-Extending Lender or any Issuing Bank that is not an extending Issuing Bank, in each case, to any requested extension pursuant to Section 2.20 shall be the Termination Date in effect immediately prior to the applicable Anniversary Date for all purposes of this Agreement.

“Trade Letters of Credit” means letters of credit issued in support of trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business.

“Transactions” means, collectively, (a) the consummation of the Acquisition, (b) the funding of the applicable Advances on the Closing Date and the consummation of the other transactions contemplated by this Agreement, (c) the issuance and sale of senior unsecured notes and/or other securities and/or the funding of a senior unsecured term bridge facility, (d) the consummation of the Closing Date Refinancing, (e) the consummation of any other transactions in connection with the foregoing (including in connection with the Merger Agreement) and (f) the payment of the fees and expenses incurred in connection with any of the foregoing.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unissued Letter of Credit Commitment” means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower or its Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

“Unused Revolving Credit Commitment” means, with respect to each Revolving Credit Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such

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Lender (in its capacity as a Revolving Credit Lender) and outstanding at such time, plus (ii) such Lender’s Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Revolving Credit Advances outstanding at such time made by each Issuing Bank pursuant to Section 2.03(c) that have not been funded by such Lender.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

“Withholding Agent” means the Borrower and the Agent.

“Write-Down and Conversion Powers” means:

(a)with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and

(b)with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.Computation of Time Periods

.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from”  means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03.Accounting Terms

.  All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles as in effect in the United States from time to time (“GAAP”), provided that (a) if there is any change in GAAP from such principles applied in the preparation of the audited financial statements referred to in Section 4.01(e) (“Initial GAAP”), that is material in respect of the calculation of compliance with the covenants set forth in Section 5.02 or 5.03, the Company shall give prompt notice of such change to the Agent and the Lenders and (b) if the Company notifies the Agent that the Company requests an amendment of any provision hereof to eliminate the effect of any change in GAAP (or the application thereof) from Initial GAAP (or if the Agent or the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP (or the application thereof), then such provision shall be applied on the basis of such generally accepted accounting principles as in effect and applied immediately before such change shall have become

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effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

Section 1.04.Classification of Permitted Items

.  For purposes of determining compliance at any time with Section 5.02(a) or (c), in the event that any Lien or Debt meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 5.02(a) or (c), such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Company in its sole discretion at such time of determination, and may be reclassified from time to time to be permitted under any one or more of such clauses to the extent meeting the criteria thereunder as of the time of reclassification.

Section 1.05.Divisions

.  For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.06.Disclaimer

.  Without prejudice to any other provision of this Agreement, each of the Company, the Borrower, the Agent and each Lender acknowledges and agrees for the benefit of each of the other parties hereto:

(a)the Eurocurrency Rate (i) may be subject to methodological or other changes which could affect its value, (ii) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended (EU Benchmarks Regulation)) and/or (iii) may be permanently discontinued; and

(b)the occurrence of any of the aforementioned events and/or the implementation of a Benchmark Replacement may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.

Section 1.07.Additional Currencies

(a)The Borrower may from time to time request that Revolving Credit Advances be made in a currency other than Dollars or a Committed Currency; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Agent and the Revolving Credit Lenders.  Notwithstanding the foregoing, pound sterling shall be deemed a “Committed Currency” upon request of the Borrower (without the consent of the Agent or any other party to this Agreement) so long as, if applicable, the replacement Eurocurrency Rate in respect thereof is based upon SONIA.

(b)Any such request shall be made to the Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Revolving Credit Advance (or such other time or date as may be agreed by the Agent, in its sole discretion). The Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender shall notify the Agent, not later

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than 11:00 a.m., 5 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Advances in such requested currency.

(c)Any failure by a Revolving Credit Lender to respond to such request within the time period specified in the preceding sentence shall be deemed a refusal by such Revolving Credit Lender to permit Revolving Credit Advances to be made in such requested currency. If the Agent and all Revolving Credit Lenders consent to making Revolving Credit Advances in such requested currency, the Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be a “Committed Currency” hereunder for purposes of any Borrowings of Revolving Credit Advances or Letters of Credit.  If the Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07 the Agent shall promptly so notify the applicable Borrower.

Article II.
AMOUNTS AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

Section 2.01.The Advances and Letters of Credit

.

(a)The Revolving Credit Advances.

(i)Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make (or, at the option of the Revolving Credit Lender, to cause any domestic or foreign branch, office or Affiliate of such Revolving Credit Lender to make) Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from (and including) the Closing Date until the Termination Date applicable to such Lender in an amount (based in respect of any Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed such Lender’s Unused Revolving Credit Commitment; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Credit Advance in accordance with the terms of this Agreement and other than for purposes of Section 2.14, such Revolving Credit Advance shall be deemed to have been made and held by such Revolving Credit Lender and the obligation of the Borrower to repay such Revolving Credit Advance shall nevertheless be to such Lender for the account of such domestic or foreign branch, office or Affiliate of such Revolving Credit Lender. Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or the Revolving Credit Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(a)(i), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a)(i).

(ii)Limit on Revolving Credit Advances denominated in Swiss Francs.  The aggregate principal amount of Revolving Credit Advances denominated in

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Swiss Francs shall not exceed the Dollar Equivalent of $500,000,000 at any time outstanding.

(b)Letters of Credit.  The Borrower may request any Issuing Bank to issue, and such Issuing Bank shall, on the terms and conditions hereinafter set forth and in reliance upon the agreements of the other Lenders set forth in this Agreement, issue standby letters of credit (each, a “Letter of Credit”) denominated in Dollars or a Committed Currency for the account of the Borrower or its Subsidiaries from time to time on any Business Day during the period from the Closing Date until 30 days before the latest Termination Date applicable to any Revolving Credit Lender in an aggregate Available Amount

(i)for all Letters of Credit not to exceed at any time the Letter of Credit Sublimit at such time,

(ii)for all Letters of Credit issued by such Issuing Bank not to exceed at any time the Letter of Credit Commitment of such Issuing Bank and

(iii)for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders having a Termination Date no earlier than the expiration date of such Letter of Credit at such time.

No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of one year after the Issuance thereof (or one year after its renewal or extension) and 10 Business Days before the latest Termination Date applicable to any Revolving Credit Lender.  Within the limits referred to above, the Borrower may from time to time request the Issuance of Letters of Credit under this Section 2.01(b).  Each letter of credit listed on Schedule 2.01(b) to the Disclosure Letter shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit on or after the date hereof shall be re-issued by an Issuing Bank pursuant to the terms of this Agreement.

(c)The Term Advances.  Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Term Advance”) denominated in Dollars to the Company on the Closing Date in an aggregate amount equal to such Lender’s Term Commitment.  The Term Borrowings shall consist of Term Advances of the same Type made simultaneously by the Term Lenders ratably according to their Term Commitments.  Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

Section 2.02.Making the Advances

.

(a)Except as otherwise provided in Section 2.03(c), each Borrowing shall be made on notice, given not later than

(x)

1:00 P.M. (New York City time) on the third Business Day (or in the case of any Eurocurrency Rate Advance to be made on the Closing Date, such shorter period as the Agent may agree) prior to the date of the proposed Borrowing in the case of a

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Revolving Credit Borrowing or Term Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars,
(y)

1:00 P.M. (New York City time) on the fourth Business Day (or in the case of any Eurocurrency Rate Advance to be made on the Closing Date, such shorter period as the Agent may agree) prior to the date of the proposed Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or

(z)	1:00 P.M. (New York City time) on the date of the proposed Borrowing in the case of a Revolving Credit Borrowing or Term Borrowing consisting of Base Rate Advances,

by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier, email or other electronic transmission.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telecopier, email or other electronic transmission in substantially the form of Exhibit B hereto, specifying therein the requested

(i)date of such Borrowing,

(ii)Type of Advances comprising such Borrowing,

(iii)aggregate amount of such Borrowing,

(iv)in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and

(v)in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, currency for each such Advance.

Each Appropriate Lender shall, before 2:00 P.M. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in the applicable section of Article III, the Agent will make such funds available to the Borrower requesting the Borrowing at the account specified in the wiring instructions in the applicable Notice of Borrowing or, if no account is so specified, at the Agent’s address referred to in Section 8.02.

(b)Anything in subsection (a) above to the contrary notwithstanding,

(i)the Borrower may not select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than the Revolving Credit Borrowing Minimum or if the

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obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12,

(ii)the Company may not select Eurocurrency Rate Advances for any Term Borrowing if the aggregate amount of such Term Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and

(iii)the Eurocurrency Rate Advances may not be outstanding as part of more than 10 separate Revolving Credit Borrowings or more than six separate Term Borrowings.

(c)Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting the Borrowing; provided, the Notice of Borrowing for Advances to be made on the Closing Date may be conditioned upon the consummation of the Acquisition.  In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in the applicable section of Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d)Unless the Agent shall have received notice from an Appropriate Lender prior to the time of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02, as applicable, and the Agent may, in reliance upon such assumption, make available to the Borrower requesting the Borrowing on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at

(i)in the case of the Borrower, the higher of (A) the interest rate applicable at the time to the Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and

(ii)in the case of such Lender, provided that the Agent has given notice to the Borrower of such obligation as soon as practicable but in any event not later than the Business Day following such funding by the Agent,

(A)the Federal Funds Rate in the case of Advances denominated in Dollars or

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(B)the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(e)The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

Section 2.03.Issuance of and Drawings and Reimbursement Under Letters of Credit

(a)Request for Issuance.

(i)Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent, prompt notice thereof.  Each such notice by the Borrower of Issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telecopier, email or other electronic transmission, specifying therein the requested

(A)	date of such Issuance (which shall be a Business Day),
(B)	(1) Available Amount of such Letter of Credit and (2) the currency of such Letter of Credit, which shall be a Committed Currency or USD,
(C)

expiration date of such Letter of Credit (which shall not be later than the earlier of (1) one year (or in the case of Trade Letters of Credit, 180 days or such longer period as is acceptable to each individual Issuing Bank in its sole discretion) after its renewal or extension and (2) ten Business Days before the latest Termination Date of Revolving Credit Lenders having Revolving Credit Commitments equal to an amount not less than the Available Amount of such Letter of Credit),

(D)	name and address of the beneficiary of such Letter of Credit and
(E)	form of such Letter of Credit,

such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the Borrower shall agree for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), such Issuing Bank will, if in its

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reasonable discretion it elects to do so, and unless any Revolving Credit Lender gives prior notice to such Issuing Bank or the Agent that the applicable conditions of applicable section of Article III would not be satisfied at the time of such Issuance, upon fulfillment of the applicable conditions set forth in Section 3.03, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such Issuance.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

(ii)Notwithstanding the foregoing,

(A)no Issuing Bank shall be required to issue Trade Letters of Credit unless it agrees in writing to do so in its sole discretion,

(B)the Borrower shall remain primarily liable in the case of a Letter of Credit issued for the account of a Subsidiary of the Borrower and the Borrower shall be the applicant or coapplicant in respect of such Letter of Credit and

(C)the applicable Issuing Bank shall not be obligated to issue Letters of Credit if

(1)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit,

(2)the issuance of such Letter of Credit would violate any applicable law, rule or regulation binding upon such Issuing Bank,

(3)the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally,

(4)if any Lender is at such time a Defaulting Lender hereunder, unless the amount of such Letter of Credit has been reallocated among non-Defaulting Lenders in accordance with Section 2.19 or the Issuing Bank has otherwise entered into satisfactory arrangements with the Borrower or such Defaulting Lender to eliminate the Issuing Bank’s risk of full reimbursement with respect to such Letter of Credit,

(5)if amounts demanded to be paid under any Letter of Credit will not be in Dollars or a Committed Currency,

(6)the aggregate amount of outstanding Letters of Credit issued by such Issuing Bank would be greater than such Issuing Bank’s Revolving Credit Commitment.

An Issuing Bank shall not issue a Letter of Credit if the beneficiary of the Letter of Credit is either resident in Ireland or, where such beneficiary is a legal person, has its place of establishment to which the Letter of Credit relates in Ireland unless the Issuing Bank is either (x) authorized under the laws of Ireland to issue

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such Letters of Credit to such beneficiary or (y) exempted from the requirement to have any such authorization under the laws of Ireland.

(b)Participations.  By the Issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Credit Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Ratable Share of the Available Amount of such Letter of Credit.  The Borrower hereby agrees to each such participation.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, in same day funds, such Lender’s Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason, which amount will be advanced, and deemed to be a Revolving Credit Advance to the Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 3.03.  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Ratable Share of the Available Amount of such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to a Commitment Increase pursuant to Section 2.18, an assignment in accordance with Section 8.07 or otherwise pursuant to this Agreement.

(c)Drawing and Reimbursement.

(i)The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the Borrower on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of a Revolving Credit Advance, which shall be a Base Rate Advance denominated in Dollar in the amount of such draft (it being understood that if such Letter of Credit is denominated in a Committed Currency, automatically and with no further action required, the Borrower’s obligation to reimburse the applicable drawing shall be permanently converted into an obligation to reimburse the Dollar Equivalent of such drawing), without regard to whether the making of such an Advance would exceed such Issuing Bank’s Unused Revolving Credit Commitment.  Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the Borrower and the Agent.  Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the Borrower, each Revolving Credit Lender shall pay to the Agent such Lender’s Ratable Share of such outstanding Revolving Credit Advance pursuant to Section 2.03(b).

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(ii)Each Revolving Credit Lender acknowledges and agrees that its obligation to make Revolving Credit Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including

(A)any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments,

(B)any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein,

(C)any draft or other document presented under a Letter of Credit not complying in whole or in part with the terms of the applicable Letter of Credit or proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect,

(D)payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or

(E)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(iii)Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank.  Each Revolving Credit Lender agrees to fund its Ratable Share of an outstanding Revolving Credit Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Revolving Credit Advance available to the Agent, such Revolving Credit Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.

(iv)If such Revolving Credit Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding

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principal amount of the Revolving Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d)Letter of Credit Reports.  Each Issuing Bank shall furnish

(A)

to the Agent (with a copy to the Company) on the last Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during such month and drawings during such month under all Letters of Credit and

(B)

to the Agent (with a copy to the Company) on the last Business Day of each calendar month a written report setting forth the average daily aggregate Available Amount during such calendar month of all Letters of Credit issued by such Issuing Bank.

(e)Failure to Make Advances.  The failure of any Revolving Credit Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Revolving Credit Lender of its obligation hereunder to make its Advance on such date, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make the Advance to be made by such other Revolving Credit Lender on such date.

Section 2.04.Fees

(a)Commitment Fee.  The Company agrees to pay to the Agent for the account of each Revolving Credit Lender a commitment fee on the daily aggregate unused amount of such Lender’s Revolving Credit Commitment(s) from the Closing Date in the case of each Initial Lender and in the case of each other Revolving Credit Lender, from the later of (i) the effective date specified in the Assumption Agreement or in the Assignment and Assumption pursuant to which it became a Lender and (ii) the Closing Date, until the Termination Date applicable to such Lender at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each fiscal quarter of the Company, commencing with the first fiscal quarter ending after the Closing Date, and on the later of the Termination Date applicable to such Lender and the date all Advances made by such Lender are paid in full; provided that no Defaulting Lender shall be entitled to receive any commitment fee in respect of its Revolving Credit Commitment(s) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay such fee that otherwise would have been required to have been paid to that Defaulting Lender), other than a commitment fee, as described above, on the aggregate principal amount of Advances funded by such Defaulting Lender outstanding from time to time.

(b)Letter of Credit Fees.

(i)The Borrower shall pay to the Agent for the account of each Revolving Credit Lender a commission on such Lender’s Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued for the account of the Borrower and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Advances under the Revolving Credit Facilities in effect from time to time during such calendar quarter, payable in arrears quarterly on the last day of each fiscal quarter of the Company,

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commencing with the first fiscal quarter ending after the Closing Date and on the Termination Date applicable to such Lender; provided, that no Defaulting Lender shall be entitled to receive any commission in respect of Letters of Credit for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay such commission to that Defaulting Lender but shall pay such commission as set forth in Section 2.19); provided, further, that the Applicable Margin shall be 2% above the Applicable Margin in effect upon the occurrence and during the continuation of an Event of Default if the Borrower is required to pay default interest pursuant to Section 2.07(b).

(ii)The Borrower shall pay to each Issuing Bank, for its own account, a fronting fee equal as agreed between the Borrower and each Issuing Bank, and such other commissions, issuance fees, transfer fees and other fees and charges in connection with the Issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

(c)Agent’s Fees.  The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

(d)Ticking Fee.  The Company agrees to pay to the Agent for the account of each Lender a ticking fee on the aggregate amount of such Lender’s Revolving Credit Commitment and Term Commitment from the later of (i) June 20, 2021 and (ii) the Effective Date until the Closing Date at a rate per annum equal to 0.175%, payable in arrears on, and subject to the occurrence of, the Closing Date.

(e)For purposes of computing the aggregate principal amount of Revolving Credit Advances and Available Amount of Letters of Credit, in each case, to the extent denominated in a Committed Currency, such amounts shall be calculated by multiplying (i) the average daily balance of each Letter of Credit and Revolving Credit Advance denominated in a Committed Currency (expressed in such Committed Currency) for the applicable period by (ii) the Dollar Equivalent for the Committed Currency in which such Letter of Credit or Revolving Credit Advance is denominated in effect on the last Business Day of such period or by such other reasonable method that the Agent deems appropriate.

Section 2.05.Termination or Reduction of the Commitments

.

(a)Optional Ratable Termination or Reduction.  The Company shall have the right, from time to time at any time after the Effective Date, upon at least three Business Days’ notice to the Agent (or one Business Day’s notice at any time prior to the Closing Date), to terminate in whole or permanently reduce ratably in part the Unused Revolving Credit Commitments, the Unissued Letter of Credit Commitments and/or any unused Term Commitments, provided that each partial reduction of a Facility (i) shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

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(b)Termination of Defaulting Lender.  The Company may terminate the Unused Revolving Credit Commitment of any Lender that is a Defaulting Lender (determined after giving effect to any reallocation of participations in Letters of Credit as provided in Section 2.19) upon prior notice of not less than one Business Day to the Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.19(e) shall apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, commitment fees, Letter of Credit commissions or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Agent, any Issuing Bank or any Lender may have against such Defaulting Lender.

(c)To the extent not already terminated, all Commitments hereunder shall terminate automatically on the applicable Termination Date.  All Term Commitments hereunder shall terminate automatically upon the making of the initial Term Advance on the Closing Date.

Section 2.06.Repayment of Advances and Letter of Credit Drawings

.

(a)Revolving Credit Advances.  The Borrower shall repay to the Agent for the ratable account of each Revolving Credit Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Revolving Credit Advances made to it and then outstanding.

(b)Letter of Credit Drawings.  The obligations of the Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit issued for the account of the Borrower shall be absolute, unconditional and irrevocable, and shall be paid in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof, including as provided in Section 9.15):

(i)any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii)any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii)the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in

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connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv)any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vi)any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

(vii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank, such Issuing Bank shall be deemed to have exercised reasonable care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(c)Term Advances.  The Company shall repay to the Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances in quarterly installments on the last day of each fiscal quarter commencing with the first full fiscal quarter after Closing Date in an amount equal to 1.25% of the aggregate principal amount of the Term Advances on the Closing Date (as the same may be adjusted in accordance with Section 2.10) and, on the Term Loan Maturity Date, the aggregate principal amount of the Term Advances outstanding on such date.

Section 2.07.Interest on Advances

.

(a)Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time,

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payable in arrears quarterly on the last day of each February, May, August and November during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)Eurocurrency Rate Advances.  During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Eurocurrency Rate Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Eurocurrency Rate Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

(b)Default Interest.  Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or (e), the Agent may with the consent, and upon the request, of the Required Lenders shall, require the Borrower (or automatically during the continuance of an Event of Default under Section 6.01(e)), to pay interest (“Default Interest”) on

(i)the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and

(ii)to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

provided, however, that following automatic acceleration of the Advances pursuant to an Event of Default under Section 6.01(e), Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

Section 2.08.Interest Rate Determination

.

(a)The Agent shall give prompt notice to the Company and the Appropriate Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii).

(b)Subject to Section 2.21, if, with respect to any Eurocurrency Rate Borrowing under any Facility, the Lenders owed at least 51% of the aggregate principal amount thereof notify the Agent that

(i)they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Eurocurrency Rate Advances as a part of such Borrowing during its Interest Period or

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(ii)the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify the Company and the Appropriate Lenders, whereupon

(A)

the Borrower of such Eurocurrency Rate Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and

(B)

the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

(c)If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower and the Appropriate Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor,

(i)if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and

(ii)if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

(d)On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Revolving Credit Borrowing Minimum, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.

(e)Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

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(f)Subject to Section 2.21, if the applicable Bloomberg screen is unavailable for determining the Eurocurrency Rate for any Eurocurrency Rate Advances, and no other commercially available source providing quotations of the Eurocurrency Rate have been agreed by the Agent and the Company,

(i)the Agent shall forthwith notify the Borrower and the Appropriate Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

(ii)each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii)the obligation of the Appropriate Lenders to make Eurocurrency Rate Advances or to Convert Advances comprising a Borrowing into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Appropriate Lenders that the circumstances causing such suspension no longer exist.

Section 2.09.Optional Conversion of Advances

.

The Borrower of any Advance made as a part of a Borrowing may on any Business Day, upon notice given to the Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of the Advances made as a part of a Borrowing denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility.  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance.  Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

Section 2.10.Prepayments of Advances

.

(a)Optional.  The Borrower may, upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 1:00

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P.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that

(i)each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount of not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof,

(ii)each partial prepayment of Term Advances shall be in an aggregate principal amount of not less than $10,000,000,

(iii)in the event of any such prepayment of a Eurocurrency Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c) and

(iv)each partial prepayment of Term Advances shall be applied to the payments of Term Advances and the installments thereof as the Company may direct.

(b)Mandatory.

(i)Revolving Credit Facility.  If, on any date, the Agent notifies the Company that, on any interest payment date, the sum of (A) all Revolving Credit Advances denominated in Dollars plus the aggregate Available Amount of all Letters of Credit then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Revolving Credit Advances denominated in Committed Currencies then outstanding exceeds 103% of the aggregate Revolving Credit Commitments on such date, the Borrower shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Revolving Credit Advances owing by the Borrower in an aggregate amount equal to such excess; provided that if the Company has cash collateralized Letters of Credit in accordance with Section 2.19(a), for purposes of this Section 2.10(b) the Available Amount of outstanding Letters of Credit shall be deemed to have been reduced by the amount of such cash collateral.

(ii)Swiss Francs Usage.  If, on any date, the Agent notifies the Company that, on any interest payment date, the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Revolving Credit Advances denominated in Swiss Francs then outstanding exceeds $500,000,000, the Borrower shall, as soon as practicable and in any event within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Revolving Credit Advances denominated in

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Swiss Francs owing by the Borrower in an aggregate amount sufficient to reduce such aggregate principal by such excess on such date.

(iii)Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 8.04(c).

(iv)The Agent shall calculate on the date of each Notice of Borrowing or Notice of Issuance and on each interest payment date the sum of

(A)the aggregate principal amount of all Advances denominated in Dollars plus the aggregate Available Amount of all Letters of Credit then outstanding plus

(B)the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies and shall give prompt notice (and in any event no later than thirty days) of any prepayment required under this Section 2.10(b) to the Company and the Appropriate Lenders.

Section 2.11.Increased Costs

.

(a)If, due to either (i) the introduction or phase in of or any change in or in the interpretation of any law, rule, guideline, decision, directive, treaty or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b)If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not

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having the force of law), in each case, that comes into effect after the Closing Date, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the Issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the Issuance or maintenance of or participation in any Letters of Credit.  A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Company of the change in law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). Such demand for compensation shall be in reasonable detail and shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender’s treatment of similarly situated customers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein.

(d)Notwithstanding anything herein to the contrary, for the purposes of this Section 2.11, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives by a governmental authority thereunder or issued by a governmental authority in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in case for this clause (ii) pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

Section 2.12.Illegality

.

Notwithstanding any other provision of this Agreement (other than Section 2.21), if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation, in each case, after the Closing Date, makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its

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Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency hereunder, (a) each Eurocurrency Rate Advance will automatically, upon such notification (i) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such notification, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.13.Payments and Computations

.

(a)The Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency), irrespective of any right of counterclaim or set-off, not later than 1:00 P.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent’s Account in same day funds.  The Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, irrespective of any right of counterclaim or set-off, not later than 1:00 P.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent’s Account in same day funds.  Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.03, 2.04(b), 2.11, 2.14 or 8.04(c)) to the Appropriate Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18 or an extension of the Termination Date pursuant to Section 2.20, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Anniversary Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate

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adjustments in such payments for periods prior to such effective date directly between themselves.

(b)All computations of interest based on Citibank’s announced base rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate, the Federal Funds Rate or clauses (b) and (c) of the definition of Base Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Appropriate Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Appropriate Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

(e)To the extent that the Agent receives funds for application to the amounts owing by the Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that the Borrower and each of the Appropriate Lenders hereby agree that the Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(e) or as a result of the failure of the Agent to effect any such conversion or exchange; and provided further that the Borrower agrees to indemnify the Agent and each Lender, and hold the Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Agent or

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any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(e), absent gross negligence, bad faith or willful misconduct (as determined by a final non-appealable judgement by a court of competent jurisdiction) on the part of the Agent or such Lender, respectively.

(f)Notwithstanding anything to the contrary, to the extent the Agent receives a payment or other amount after the date such payment or other amount is due, the Agent, in its sole discretion, may distribute such payment or other amount to the relevant Lender of record (or other Person of record entitled to such payment) as of the date such payment or other amount is received by the Agent.

Section 2.14.Taxes

.

(a)Any and all payments by or on account of the Borrower to or for the account of any Lender or the Agent hereunder or under the Notes shall be made, in accordance with Section 2.13 or the applicable provisions of such other documents, free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If any Withholding Agent shall be required by law (as determined in the good faith discretion of an applicable Withholding Agent) to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, (ii) if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)In addition, the Company shall timely pay any present or future stamp or documentary, intangible, recording, filing or similar Taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.16) (hereinafter referred to as “Other Taxes”).

(c)The Borrower shall (without duplication) indemnify each Lender and the Agent for and hold it harmless against the full amount of Indemnified Taxes or Other Taxes (including, without limitation, Indemnified Taxes imposed or asserted on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent or required to be withheld or deducted from a payment to such Recipient (as the case may be) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  This indemnification shall be made within 10 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(d)Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for

(i)any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so),

(ii)any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and

(iii)any Excluded Taxes attributable to such Lender,

in each case, that are payable or paid by the Agent in connection herewith or in connection with the Notes, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)Within 30 days after the date of any payment of Taxes to a Governmental Authority pursuant to this Section 2.14, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.

(f)(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or the Notes shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent in writing as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent in writing, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,
(A)	any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this

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Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, the Notes, or any other documents to be delivered hereunder, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, the Notes, or any other documents to be delivered hereunder, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of Internal Revenue Service Form W-8ECI;
(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W‑8BEN-E; or

(4)

to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable;

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provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)

If a payment made to a Lender hereunder or under the Notes would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company or the Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered in relation to this Section 2.14 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so

(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding

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anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)For purposes of this Section 2.14, the term “Lender” includes any Issuing Bank.

Section 2.15.Sharing of Payments, Etc

.

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than (x) as payment of an Advance made by an Issuing Bank pursuant to the first sentence of Section 2.03(c) or (y) pursuant to Section 2.06, 2.11, 2.14, 2.19 or 8.04(c)) in excess of its pro rata share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered; provided further that, so long as the maturity of the obligations under this Agreement and the Notes shall not have been accelerated, any excess payment received by any Appropriate Lender in respect of any Facility shall be shared on a pro rata basis only with other Appropriate Lenders.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.16.Evidence of Debt

.

(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances.  The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note and a Term Note, as applicable, in substantially the form of Exhibits A-1

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and A-2 hereto, respectively, payable to such Lender in a principal amount equal to the Revolving Credit Commitment(s) and the Term Commitment, respectively, of such Lender.

(b)The Register maintained by the Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.

(c)Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.17.Use of Proceeds

.

The proceeds of the Revolving Credit Advances shall be available on the Closing Date (and the Borrower agrees that it shall use such proceeds) solely to pay the fees and expenses incurred in connection with the Transactions and, thereafter, for general corporate purposes (including acquisitions) of the Borrower and its Subsidiaries. The proceeds of the Term Advances shall be used by the Company solely to finance the Transactions.

Section 2.18.Increase in the Aggregate Revolving Credit Commitments

.

(a)The Company may, at any time but in any event not more than twice in any calendar year prior to the latest Termination Date with respect to a Revolving Credit Facility (or as many additional times as may be agreed by the Agent), by notice to the Agent, request that the aggregate amount of the Commitments under such Revolving Credit Facility be increased by an amount of $50,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the latest scheduled Termination Date with respect to such Revolving Credit Facility (the “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitment Increases at any time exceed $500,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Section 3.03 shall be satisfied.

(b)The Agent shall promptly notify the Lenders and such Eligible Assignees as are identified by the Company of the request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount and Revolving Credit Facility of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders

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wishing to participate in the Commitment Increase and such Eligible Assignees must commit to (x) in the case of a Lender, an increase in the amount of their respective applicable Revolving Credit Commitments or (y) in the case of an Eligible Assignee, to assume an applicable Revolving Credit Commitment hereunder (the “Commitment Date”).  Each Lender and Eligible Assignee that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to participate in such increase; provided, however, that the applicable Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or more.  If the Lenders and such Eligible Assignees notify the Agent that they are willing to participate in such increase by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein and such Eligible Assignees in such amounts as are agreed between the Company and the Agent.  Each Lender’s and each Eligible Assignee’s proposed increased Revolving Credit Commitment shall be subject to the prior written approval of each Issuing Bank.

(c)Promptly following each Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Lenders and Eligible Assignees are willing to participate in the requested Commitment Increase.

(d)On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(b) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the applicable Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to Section 2.18(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

(i)(A) certified copies of resolutions of the Board of Directors of the Company or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Company (which may be in-house counsel), in form and substance satisfactory to the Agent;

(ii)an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Company; and

(iii)confirmation from each Increasing Lender of the increase in the amount of its applicable Revolving Credit Commitment in a writing satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City

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time), by telecopier or other electronic communication, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.  Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, purchase at par that portion of outstanding applicable Revolving Credit Advances of the other applicable Revolving Credit Lenders or take such other actions as the Agent may determine to be necessary to cause the applicable Revolving Credit Advances to be held pro rata by the Appropriate Lenders in accordance with the Commitments with respect to the applicable Revolving Credit Facility.

Section 2.19.Defaulting Lenders

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(a)If any Letters of Credit are outstanding at the time a Lender becomes a Defaulting Lender, and the Revolving Credit Commitments have not been terminated in accordance with Section 6.01, then:

(i)so long as no Default has occurred and is continuing, all or any part of the Available Amount of outstanding Letters of Credit shall be reallocated among the Revolving Credit Lenders that are not Defaulting Lenders (“non-Defaulting Lenders”) in accordance with their respective Ratable Shares (disregarding any Defaulting Lender’s Revolving Credit Commitment) but only to the extent that

(x)	the sum of
(A)	the aggregate principal amount of all Revolving Credit Advances made by such non-Defaulting Lenders (in their capacity as Revolving Credit Lenders) and outstanding at such time, plus
(B)	such non-Defaulting Lenders’ Ratable Shares (before giving effect to the reallocation contemplated herein) of the Available Amount of all outstanding Letters of Credit, plus
(C)	the aggregate principal amount of all Revolving Credit Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by Lenders and outstanding at such time, plus
(D)	such Defaulting Lender’s Ratable Share of the Available Amount of such Letters of Credit, does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments and
(y)	the sum of
(A)	the aggregate principal amount of all Revolving Credit Advances made by any non-Defaulting Lender (in its capacity as a Revolving Credit Lender) and outstanding at such time, plus

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(B)

such non-Defaulting Lender’s participation interest (after giving effect to the reallocation contemplated herein) in the Available Amount of all outstanding Letters of Credit and Revolving Credit Advances made by each Issuing Bank pursuant to Section 2.03(c) that have not been ratably funded by Lenders, does not exceed such non-Defaulting Lender’s Revolving Credit Commitment;

provided, that subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by any Issuing Bank, cash collateralize such Defaulting Lender’s Ratable Share of the Available Amount of such Letters of Credit (after giving effect to any partial reallocation pursuant to clause (i) above), by paying cash collateral in such amount to such Issuing Bank; provided that, so long as no Default shall be continuing, such cash collateral shall be released promptly upon the earliest of

(A)the reallocation of the Available Amount of outstanding Letters of Credit among non-Defaulting Lenders in accordance with clause (i) above,

(B)the termination of the Defaulting Lender status of the applicable Lender or

(C)such Issuing Bank’s good faith determination that there exists excess cash collateral (in which case, the amount equal to such excess cash collateral shall be released);

(iii)if the Ratable Shares of Letters of Credit of the non-Defaulting Lenders are reallocated or cash collateralized pursuant to this Section 2.19(a), then the fees payable to the Revolving Credit Lenders pursuant to Section 2.04(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Shares of the Letters of Credit that are not cash collateralized; or

(iv)if any Defaulting Lender’s Ratable Share of Letters of Credit is neither cash collateralized nor reallocated pursuant to Section 2.19(a), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.04(b)(i) with respect to such Defaulting Lender’s Ratable Share of Letters of Credit shall be payable to the applicable Issuing Bank until such Defaulting Lender’s Ratable Share of Letters of Credit is cash collateralized and/or reallocated.

(b)So long as any Revolving Credit Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with

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Section 2.19(a), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(a)(i) (and Defaulting Lenders shall not participate therein).

(c)No Revolving Credit Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.19, performance by the Borrower of its obligations shall not be excused or otherwise modified as a result of the operation of this Section 2.19.  The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to any other rights and remedies which the Borrower, the Agent, any Issuing Bank or any Lender may have against such Defaulting Lender.

(d)If the Borrower, the Agent and each Issuing Bank agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances under a Revolving Credit Facility of the other Appropriate Lenders or take such other actions as the Agent may determine to be necessary to cause the applicable Revolving Credit Advances and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Appropriate Lenders in accordance with their Ratable Share (without giving effect to Section 2.19(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(e)Notwithstanding anything to the contrary contained in this Agreement, any payment of principal, interest, fees, Letter of Credit commissions or other amounts received by the Agent for the account of any Defaulting Lender under this Agreement (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) shall be applied at such time or times as may be determined by the Agent as follows:

first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder;

second, in the case of a Defaulting Lender that is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder;

third, in the case of a Defaulting Lender that is a Revolving Credit Lender, if so determined by the Agent or requested by any Issuing Bank, to be held as cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit;

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fourth, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent;

fifth, in the case of a Defaulting Lender that is a Revolving Credit Lender, if so determined by the Agent and the Borrower, to be held in the L/C Cash Deposit Account and released in order to satisfy obligations of such Defaulting Lender to fund Revolving Credit Advances under this Agreement;

sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Advance in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the applicable conditions set forth in the applicable section of Article III were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender and provided further that any amounts held as cash collateral for funding obligations of a Defaulting Lender shall be returned to such Defaulting Lender upon the termination of this Agreement and the satisfaction of such Defaulting Lender’s obligations hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.19 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.20.Extensions of Termination Date

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(a)Requests for Extension.  The Company may, by written notice to the Agent (who shall promptly notify the applicable Revolving Credit Lenders), no more than twice during the tenor of the Revolving Credit Facility (each date of such granted extension which shall be not earlier than 90 days and not later than 30 days prior to the applicable anniversary of the Closing Date, an “Anniversary Date”), request that each Revolving Credit Lender extend such Lender’s Termination Date for an additional one year from the Termination Date then in effect with respect to such Lender.  Any such extension request may be requested by the Company no more than once per year and in any event the tenor of the Revolving Credit Facility shall not exceed five years from the date of any such request.

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(b)Lender Elections to Extend.  Each Appropriate Lender, acting in its sole and individual discretion, shall, by notice to the Agent given no later than the date (the “Notice Date”) that is 15 days prior to such Anniversary Date, advise the Agent whether or not such Lender agrees to such extension (and each Appropriate Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Appropriate Lender that does not so advise the Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender).  The election of any Appropriate Lender to agree to such extension shall not obligate any other Appropriate Lender to so agree.

(c)Notification by Agent.  The Agent shall notify the Company of each Appropriate Lender’s determination under this Section no later than the date 10 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)Additional Commitment Lenders.  The Company shall have the right on or before the applicable Anniversary Date to replace each Non-Extending Lender with, and add as “Revolving Credit Lenders” under this Agreement in place thereof, one or more Eligible Assignees (as an Assuming Lender), each of which Assuming Lenders shall have entered into an Assumption Agreement pursuant to which such Assuming Lender shall, effective as of the applicable Anniversary Date, undertake a Revolving Credit Commitment (and, if any such Assuming Lender is already a Lender, its applicable Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment(s) hereunder on such date).

(e)Minimum Extension Requirement.  If (and only if) the total of the Revolving Credit Commitments of the Appropriate Lenders that have agreed so to extend their Termination Date and the additional Revolving Credit Commitments of the Assuming Lenders shall be more than 50% of the aggregate amount of the Revolving Credit Commitments in respect of the applicable Facility in effect immediately prior to the applicable Anniversary Date, then, effective as of such Anniversary Date, the Termination Date of each extending Appropriate Lender and of each Assuming Lender shall be extended to the date falling one year after the Termination Date in effect for such Appropriate Lenders (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Assuming Lender shall thereupon become a “Revolving Credit Lender” for all purposes of this Agreement.

(f)Letters of Credit.  In connection with any extension under this Section 2.20, the Termination Date in respect of any Issuing Bank may be extended only with the consent of such Issuing Bank (it being understood that, to the extent an Issuing Bank does not so extend, the Termination Date in respect of such Issuing Bank shall be the Termination Date in effect immediately prior to the applicable Anniversary Date for all purposes of this Agreement).

Section 2.21.LIBOR Successor Rate

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(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any Note, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred for a currency prior to the Reference Time in respect of any setting of a then-current Benchmark for such currency, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of

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“Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Note in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any Note and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Note in respect of any such Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any Note so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Note, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Note.

(c)Notices; Standards for Decisions and Determinations.  The Agent will promptly notify the Company and the Lenders of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement of any Benchmark Unavailability Period.  For the avoidance of doubt, any notice required to be delivered by Agent as set forth in this Section titled “LIBOR Successor Rate” may be provided, at the option of the Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes.  Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section titled “LIBOR Successor Rate,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Note, except, in each case, as expressly required pursuant to this Section titled “LIBOR Successor Rate.”

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any Note, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such

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unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark for USD, the Borrower may revoke any request for a Eurocurrency Rate Advance of, conversion to or continuation of Eurocurrency Rate Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, to the extent a component of Base Rate is based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, such Benchmark or tenor will not be used in any determination of Base Rate.  Upon the commencement and during the continuation of a Benchmark Unavailability Period with respect to a Benchmark for any currency other than USD, the obligation of the Lenders to make Advances referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected Advances or Interest Periods) and any then-outstanding Advances so affected shall automatically be converted into a Base Rate Advance denominated in USD, calculated using the Dollar Equivalent as of the commencement of such Benchmark Unavailability Period.

(f)Disclaimer.  The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR or any other then-current Benchmark or have the same volume or liquidity as did LIBOR or any other then-current Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section titled “LIBOR Successor Rate” including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (c) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section titled “LIBOR Successor Rate.”

(g)As used in this Section 2.21:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt,  any tenor for such Benchmark that is then-removed from

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the definition of “Interest Period” pursuant to clause (d) of this Section titled “LIBOR Successor Rate.”

“Benchmark” means, initially (i) with respect to any amounts denominated in USD, USD LIBOR, (ii) with respect to amounts denominated in CHF, CHF LIBOR, (iii) with respect to any amounts denominated in EURO, EURIBOR and (iv) with respect to any borrowings denominated in Canadian Dollar, CDOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to  the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section titled “LIBOR Successor Rate.”

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth below and (where applicable) in the order set forth below for the currency that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)for USD:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)

the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for USD denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion.

(b) For all Non-Hardwired Currencies, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in such currency at such time in the U.S. syndicated loan market and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clauses (a)(1), (a)(2), (a)(3) or (b) above would be less than the Floor for the applicable Benchmark, the Benchmark

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Replacement will be deemed to be the Floor applicable to such Benchmark for the purposes of this Agreement and the Notes.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor or (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)for purposes of clause (a)(3) or (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or  negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor and currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the U.S. syndicated loan market; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that

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adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the Notes).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time)  on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), for USD LIBOR the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the

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administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Note in accordance with this Section titled “LIBOR Successor Rate” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Note in accordance with this Section titled “LIBOR Successor Rate.”

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means if the then-current Benchmark is a LIBOR, the occurrence of the following:

(1)(a) with respect to USD, a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding USD denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); or (b) with respect to a Non-Hardwired Currency utilizing a LIBOR, a notification by

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the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities which include such Non-Hardwired Currency at such time in the U.S. syndicated loan market contain or are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then current Benchmark with respect to such Non-Hardwired Currency as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)in each case, the joint election by the Agent and the Borrower to trigger a fallback from the applicable then-current Benchmark and the provision by the Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR” means, collectively, USD LIBOR and CHF LIBOR.

“Non-Hardwired Currencies” means all Committed Currencies other than USD.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Agent in its reasonable discretion.

“Relevant Governmental Body” means (i) with respect to a Benchmark or Benchmark Replacement in respect of any Benchmark applicable to USD, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and (ii) with respect to a Benchmark Replacement for any Benchmark applicable to a currency other than USD, (a) the central bank for the applicable currency or any central bank or other supervisor which is responsible for supervising (1) such Benchmark or Benchmark Replacement for such currency or (2) the administrator of such Benchmark or Benchmark Replacement for such currency or (b) any working group or committee officially endorsed or convened by: (1) the central bank for such currency, (2) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark or Benchmark Replacement for such currency or (y) the administrator of such Benchmark or Benchmark Replacement for such currency, or (3) the Financial Stability Board, or a committee officially endorsed or convened by the Financial Stability Board, or any successor thereto.

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“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD” means the lawful money of the United States.

“USD LIBOR” means the London interbank offered rate for USD.

Article III.
CONDITIONS TO EFFECTIVENESS AND LENDING

Section 3.01.Conditions Precedent to Effectiveness of Section 2.01

.

Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the Agent shall have received executed counterparts to this Agreement from the Borrower and each of the Initial Lenders party hereto.

Section 3.02.Conditions Precedent to the Closing Date

The obligations of the Lenders to make Advances and of each Issuing Bank to issue Letters of Credit hereunder shall be subject to the following conditions having been satisfied or waived (the first such date on which each of the following conditions have been satisfied or waived, the “Closing Date”):

(a)Since March 22, 2021, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on the Company (as defined in the Merger Agreement).

(b)The Company shall have paid on the Closing Date all fees required to be paid pursuant to or in connection with this Agreement, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Company) (which amounts may be offset against the proceeds of the Facilities).

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(c)On the Closing Date, the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Closing Date, certifying to the occurrence or satisfaction clauses (a) and (h) of this Section 3.02 substantially concurrently with the occurrence of the Closing Date.

(d)The Agent shall have received on or before the Closing Date copies of the following, each dated the Closing Date, in form and substance reasonably satisfactory to the Agent:

(i)The Notes to the Lenders to the extent requested by any Lender pursuant to Section 2.16 prior to the Closing Date.

(ii)Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

(iii)A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder, and attaching (x) the charter and by-laws of the Company certified, to the extent applicable, as of a recent date by the applicable state governmental authority and (y) a good standing certificate (to the extent such concept exists) from the applicable state governmental authority of the Company’s jurisdiction of incorporation.

(iv)A customary opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Company.

(v)The Agent shall have received a certificate, substantially in the form of Exhibit E hereto, from the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions are solvent.

(vi)(x) at least three days prior to the Closing Date all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent reasonably requested in writing of the Company at least ten Business Days prior to the Closing Date and

(y)

to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Company at least ten Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(e)The Agent shall have received on or substantially simultaneously with the Closing Date evidence that the Company shall have repaid or prepaid all of the outstanding and accrued

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obligations under the Existing Credit Agreements and shall have repaid or prepaid all of the outstanding and accrued obligations under, and terminated in full the commitments of the lenders under, the Existing Credit Agreements (the “Closing Date Refinancing”).

(f)The Acquisition shall have been consummated or will be consummated concurrently or substantially concurrently with the closing and funding under the Facilities in all material respects in accordance with the terms of the Merger Agreement; provided, that no amendment, modification, consent or waiver of any term thereof or any condition to the Company’s obligation to consummate the Acquisition thereunder (other than any such amendment, modification, consent or waiver that is not materially adverse to any interest of the Lenders) shall be made or granted, as the case may be, without the prior written consent of the Agent (which consent shall not be unreasonably withheld, delayed or conditioned).  For purposes of the foregoing condition, it is understood and agreed that (i) any reduction in the purchase price of less than 12.5% in connection with the Acquisition shall not in and of itself be deemed to be material and adverse to the interests of the Lenders or the Arrangers so long as such reduction shall be allocated to a reduction of the commitments under the Facilities in proportion to the actual percentage that the amount of the Facilities bears to the pro forma total capitalization of the Company and its subsidiaries after giving effect to the Transactions and (ii) any increase in the purchase price in connection with the Acquisition shall not in and of itself be deemed to be material and adverse to the interests of the Lenders or the Arrangers so long as any such increase in the purchase price is not funded with additional indebtedness or preferred equity accounted for as indebtedness that does not, or would not reasonably be expected to, result in a ratings downgrade (excluding, for the avoidance of doubt, funding with the proceeds of the Facilities, any bridge facilities or senior notes).

(g)The Agent shall have received:

(i)audited consolidated balance sheets of the Company and its consolidated subsidiaries as of the end of, and related statements of operations and cash flows of the Company and its consolidated subsidiaries for, the three most recently completed fiscal years ended at least 90 days prior to the Closing Date,

(ii)audited consolidated balance sheets, statements of income, statements of shareholders’ equity and statement of cash flows and associated footnotes of the Acquired Company and its consolidated subsidiaries as of and for the fiscal year ended January 31, 2020 and as of and for any fiscal year of the Acquired Company ending after January 31, 2020 and on or prior to the date that is at least 90 days prior to the Closing Date,

(iii)an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of, and related statements of operations and cash flows of the Company and its consolidated subsidiaries for, each subsequent fiscal quarter (other than the fourth fiscal quarter of a fiscal year) of the Company and its consolidated subsidiaries, subsequent to the last fiscal year for which financial statements were prepared pursuant to the preceding clause (i) and ended at least 45 days before the Closing Date (in the case of this clause (iii), without

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footnotes) together with the consolidated balance sheet and related statements of operations and cash flows for the corresponding portion of the previous year,

(iv)an unaudited consolidated balance sheet, statement of income, statement of shareholders’ equity and statement of cash flows of the Acquired Company and its consolidated subsidiaries for, any fiscal quarter (other than the fourth fiscal quarter of any fiscal year of the Acquired Company) ending after the date hereof and on or prior to the date that is at least 45 days prior to the Closing Date, with a comparison to the corresponding fiscal quarter of the prior fiscal year, and

(v)a pro forma consolidated balance sheet of the Company and its consolidated subsidiaries as of the end, and related statement of operations of the Company and its consolidated subsidiaries for, the four-quarter period ending as of the end of the most recent period referred to in clause (i) or clause (iii) above, prepared after giving effect to the Transactions herein as if such Transactions had occurred as of the date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations).

The Agent hereby acknowledges (x) receipt of the audited financial statements referred to in clause (i) above for the November 30, 2018, 2019 and 2020 fiscal years of the Company, receipt of the audited financial statements referred to in clause (ii) above for the fiscal year ended January 31, 2020 of the Acquired Company and (y) that the filing with the Securities and Exchange Commission of such Exchange Act reports or filings containing such financial statements by the Company with respect to the relevant period shall satisfy the foregoing requirements referred to in clauses (i) and (iii), as applicable.

(h)The Specified Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects (or if qualified by materiality, in all respects).  No Event of Default pursuant to Section 6.01(e) has occurred and is continuing.

(i)Delivery of a customary Notice of Borrowing.

Section 3.03.Conditions Precedent to Each Borrowing, Issuance, Commitment Increase and Commitment Extension after the Closing Date

.

After the Closing Date, the obligation of each Lender to make an Advance (other than an Advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c) or a Conversion) on the occasion of each Borrowing, the obligation of each Issuing Bank to issue a Letter of Credit, each Commitment Increase and each extension of Revolving Credit Commitments shall be subject to (x) the conditions precedent that the Effective Date and the Closing Date shall have occurred and (y) on the date of such Borrowing, such Issuance, the applicable Increase Date or the applicable Anniversary Date (as the case may be) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance, request for Commitment Increase, request for Commitment extension and the acceptance by the Borrower of the proceeds of such Borrowing, such Issuance, such Increase Date or such Anniversary Date

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shall constitute a representation and warranty by the Borrower that on such date such statements are true):

(i)the representations and warranties contained in Section 4.01 (other than the representations set forth in the last sentence of subsection (e) thereof) are correct in all material respects (or if qualified by materiality, in all respects) on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be correct in all material respects (or if qualified by materiality, in all respects) as of such earlier date), before and after giving effect to such Borrowing, such Issuance, such Commitment Increase or such extension of Revolving Credit Commitments and to the application of the proceeds therefrom, as though made on and as of such date,

(ii)no event has occurred and is continuing, or would result from such Borrowing, such Issuance, such Commitment Increase or such extension of Revolving Credit Commitments or from the application of the proceeds therefrom, that constitutes a Default; and

(iii)in the case of each Borrowing, delivery of a customary Notice of Borrowing.

Section 3.04.Determinations Under Article III

.

For purposes of determining compliance with the conditions specified in Article III, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Effective Date, the proposed Closing Date or the proposed date of each Borrowing, the obligation of each Issuing Bank to issue a Letter of Credit, each Commitment Increase and each extension of Revolving Credit Commitments, as applicable.  The Agent shall promptly notify the Lenders of the occurrence of the Effective Date and the Closing Date.

Article IV.
REPRESENTATIONS AND WARRANTIES

Section 4.01.Representations and Warranties of the Company

.

The Company represents and warrants as follows on and as of the Closing Date (and, on each date specified in Section 3.03, to the extent required thereby):

(a)Existence.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)Qualification and Power; Compliance with Law. The execution, delivery and performance by the Company of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Company’s corporate

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powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s charter or by-laws or (ii) any material law or any material contractual restriction binding on or affecting the Company.

(c)Authorization; No Contravention, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes to be delivered by it.

(d)Binding Effect.  This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Company.  This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

(e)Financial Statements; No Material Adverse Effect.  The Consolidated balance sheet of the Company and its Subsidiaries as at November 30, 2020, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Company and its Subsidiaries as at such date and the Consolidated results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied.  As of the Closing Date, since November 30, 2020 there has been no Material Adverse Change.

(f)Litigation.  As of the Closing Date, there is no pending or, to the Company’s knowledge, overtly threatened action, suit, investigation, litigation or administrative or judicial proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect hereto or (ii) purports to adversely affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

(g)Margin Regulation.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U.  Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or subject to any restriction on sale, pledge, or other disposition contained in any agreement or instrument between the Company and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(d)

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will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

(h)Investment Company Act. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(i)Disclosures.  Neither the written information regarding the Company and its Subsidiaries in the Information Memorandum (other than the financial projections, other forward-looking statements and information of a general economic or industry specific nature) nor any other written information, exhibit or report furnished by or on behalf of the Company or any other Borrower to the Agent or any Lender prior to the Closing Date in connection with the negotiation and syndication of this Agreement or pursuant to the terms of this Agreement, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, when taken as a whole, not materially misleading solely at the time furnished.

(j)Compliance with OFAC, etc.

(i)

Neither the Borrower, nor any of its officers, directors or employees, is named as a “Specially Designated National and Blocked Person” as designated by the United States Department of the Treasury’s Office of Foreign Assets Control, or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism;

(ii)	the Borrower is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; and
(iii)

the Borrower is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a “Specially Designated National and Blocked Person,” or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and

(iv)

the Borrower is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation described in clauses (i), (ii), or (iii).

(k)FCPA, etc. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, or direct or knowingly indirect, use of proceeds or

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other transaction contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(l)No Borrower is an Affected Financial Institution.

(m)As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification, if any, provided by the Borrower to any Lender in connection with this Agreement is true and correct in all respects.

(n)Taxes. The Borrower and its Subsidiaries have filed all United States federal and state income Tax returns and all other Tax returns and reports required to be filed, and have paid all United States federal and state income Taxes and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(o)Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

(p)Ownership of Property, Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect. The property of the each of the Subsidiaries is not subject to any Liens other than Liens permitted pursuant to Section 5.02(a).

(q)ERISA.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws. Each Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or may rely on a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of the officers of the Borrower, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status. There are no pending or, to the knowledge of the responsible officers of the Borrower, threatened claims, actions or lawsuits, or action by any governmental authority or regulatory body, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code or violation of the fiduciary responsibility rules set forth in Section 404 and 405 of ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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(i)No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan;

(ii)the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, in all material respects, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained;

(iii)as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date;

(iv)neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid;

(v)neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be likely to be subject to Section 4069 or Section 4212(c) of ERISA; and

(vi)no Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

As of the Closing Date the Borrower is not (1) an employee benefit plan subject to Title I of the ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Internal Revenue Code; or (4) a “governmental plan” within the meaning of ERISA.

(r)Subsidiaries.  As of the Closing Date, set forth on Schedule 4.01(r) to the Disclosure Letter is a complete and accurate list as of the Closing Date of each Subsidiary, together with

(i)jurisdiction of organization,

(ii)percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary, and

(iii)a notation as to which Subsidiaries are Immaterial Subsidiaries, with respect to each Subsidiary located in the U.S. which is not an Immaterial Subsidiary, the U.S. tax payer identification number and organizational identification number of each such Subsidiary.

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(s)Registered Intellectual Property

(i)Set forth on Schedule 4.01(s) to the Disclosure Letter is a list of all the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office that as of the Closing Date the Borrower and its Subsidiaries owns.

(t)Solvency.On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are solvent (in a manner defined or construed in the solvency certificate substantially in the form attached hereto as Exhibit E).

(u)PATRIOT Act.On the Closing Date, the Borrower and all of its Subsidiaries are in compliance in all material respects with the applicable provisions of the PATRIOT Act.

Article V.
COVENANTS OF THE COMPANY

Section 5.01.Affirmative Covenants

.

So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will, on and after the Closing Date:

(a)Compliance with Laws, Etc.

(i)Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except to the extent such failure to comply could not reasonably be expected to have a Material Adverse Effect; and maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(ii)Conduct its business in compliance in all material respects with the Anti-Corruption Laws, Sanctions and the PATRIOT Act and maintain policies and procedures designed to promote and achieve compliance with such laws.

(b)Payment of Taxes.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all material Taxes imposed upon it or upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such Tax that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

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(c)Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries (other than Immaterial Subsidiaries) to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates; provided, however, that the Company and its Subsidiaries may self-insure to the extent consistent with prudent business practice for companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

(d)Preservation of Corporate Existence, Etc.  Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company and its Subsidiaries may

(i)consummate any merger or consolidation or other transaction permitted under Section 5.02(b),

(ii)sell, transfer, or otherwise dispose of, any Subsidiary of the Company in any transaction not prohibited by this Agreement,

(iii)dissolve or terminate the existence of any Subsidiary of the Company possessing immaterial assets or liabilities or no continuing business purpose (including, for the avoidance of doubt, any Immaterial Subsidiary), or

(iv)dissolve or terminate the existence of any Subsidiary if in the Company’s determination

(w)	the preservation thereof is no longer desirable in the conduct of the business of the Company and
(x)	the loss thereof is not materially disadvantageous to the Company or the Lenders,

and provided further that neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if in the Company’s determination (y) the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, taken as a whole, and (z) the loss thereof is not materially disadvantageous to the Company, such Subsidiary or the Lenders.

(e)Visitation Rights.

(i)At any reasonable time during normal business hours and from time to time upon reasonable notice, permit the Agent or any of the Lenders (if and when accompanying the Agent) or any agents or representatives thereof at their own expense (unless an Event of Default has occurred and is continuing), to examine and make copies of and abstracts from the corporate, financial and operating records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers and with their independent certified

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public accountants, subject to applicable regulations of the Federal government relating to classified information and reasonable security and safety regulations of the Company; provided that (i) unless an Event of Default has occurred and is continuing, no more than one visit or inspection may be conducted per year by the Agent or any agents or representatives thereof and (ii) any such visits, inspections or discussions shall be coordinated through the Agent and shall not unreasonably interfere with the operations of the Company and its Consolidated Subsidiaries.

(ii)Notwithstanding anything to the contrary herein and for the avoidance of doubt, none of the Company nor any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter

(A)that constitutes non-financial trade secrets or non-financial proprietary information,

(B)in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or

(C)that is subject to attorney client or similar privilege or constitutes attorney work product provided, the Company shall use commercially reasonable efforts to the extent feasible and not prohibited by applicable law, rule or regulation, promptly notify us that information is being withheld pursuant to clause (ii)(B).

(f)Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary materially in accordance with, and to the extent required by, GAAP.

(g)Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are material to the conduct of its business in good working order and condition, ordinary wear and tear, condemnation and casualty excepted, in accordance with customary and prudent business practices for similar businesses; provided, however, that the Company and its Subsidiaries may sell, transfer, or otherwise dispose of, any properties in any transaction not prohibited by this Agreement.

(h)Reporting Requirements.  Furnish to the Agent, who shall furnish to the Lenders:

(i)commending with the first fiscal quarter ending after the Closing Date, within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income or operations and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such

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quarter, duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the chief financial officer or other authorized financial officer of the Company as having been prepared in accordance with GAAP and certificates of the chief financial officer or other authorized financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to Initial GAAP;

(ii)commencing with the first fiscal year ending after the Closing Date, within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing the Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income or operations and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable in scope to the Required Lenders by KPMG LLP or other independent public accountants acceptable to the Agent or the Required Lenders and certificates of the chief financial officer or other authorized financial officer of the Company as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to Initial GAAP;

(iii)as soon as possible and in any event within five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or other authorized financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto (it being understood that any Default then existing as a result of any failure to deliver such notice shall automatically be cured and will no longer be continuing upon either (x) delivery of such notice or (y) the cessation of the existence of the underlying Default to which such notice relates (unless the Company had knowledge of such underlying Default prior to its cessation));

(iv)promptly after the sending or filing thereof, copies of all material reports that the Company sends to any of its securityholders, and copies of all material reports and registration statements that the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v)promptly after the commencement thereof, notice of all material actions and proceedings before any court, governmental agency or arbitrator

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affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f); and

(vi)such other corporate, financial and operating information respecting the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request in good faith including, without limitation, information and documentation reasonably requested for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, but excluding any financial information that the Company and its Subsidiaries do not produce in the ordinary course of business.

Financial reports required to be delivered pursuant to clauses (i), (ii) and (iv) above shall be deemed to have been delivered on the date on which such report is posted on the Company’s website, or to the extent any such reports are included in materials otherwise filed or furnished with the Securities and Exchange Commission and such posting or filing or furnishment shall be deemed to satisfy the financial reporting requirements of clauses (i), (ii) and (iv) above, it being understood that the Company shall provide all other reports and certificates required to be delivered under this Section 5.01(h) in the manner set forth in Section 8.02.

(i)Use of Proceeds.

(i)(x) Use the proceeds of the loans made on the Closing Date to finance the Transactions and, with respect to any excess thereof, other general corporate purposes and (y) after the Closing Date for general corporate purposes (including financing acquisitions) or any other purpose not prohibited hereunder.

(ii)Not request any Borrowing or Letter of Credit, or use, or permit its Subsidiaries or its or their respective directors, officers, employees or, to its or their respective knowledge, its or their agents, to directly or knowingly indirectly use the proceeds of any Borrowing or Letter of Credit,

(A)in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws,

(B)for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or

(C)in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.02.Negative Covenants

.

So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will not, on and after the Closing Date:

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(a)Liens, Etc.  Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

(i)Permitted Liens,

(ii)Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, including with respect to Capital Lease Obligations, purchase money Liens upon or in any real property or equipment acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property), provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired (and any accessions or additions thereto, and proceeds thereof), and no replacement, extension, modification, refinancing or renewal of such Lien shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

(iii)the Liens existing on the Closing Date and described on Schedule 5.02(a) to the Disclosure Letter (other than in connection with Securitization Programs as of the Closing Date),

(iv)Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary,

(v)assignments of the right to receive income or Liens that arise in connection with Securitization Programs (when combined with Securitization Programs existing on the Closing Date), in an aggregate principal amount not to exceed the Dollar Equivalent of $1,500,000,000 at any time outstanding (for purposes of this clause (v), the “principal amount” of a Securitization Program shall mean the Invested Amount),

(vi)Liens securing obligations in respect of acceptances, trade letters of credit, undrawn standby letters of credit, bank guarantees, surety bonds or similar extensions of credit,

(vii)Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing obligations under

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Hedge Agreements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities,

(viii)Liens arising in connection with cash management services for the Company and any of its Subsidiaries, including cash pooling arrangements and overdraft facilities, provided that such Liens shall not extend beyond the amounts on deposit in the deposit accounts,

(ix)assignments of the right to receive income and/or accounts receivable in connection with the sales of accounts receivable and related assets, including pursuant to factoring programs, whether or not the Company or any of its Subsidiaries remain as servicer,

(x)Liens on cash as contemplated by Section 2.19 or 6.02,

(xi)Liens, if any, in respect of Synthetic Leases,

(xii)Liens securing Debt of Foreign Subsidiaries (including obligations secured by the Equity Interests of a Foreign Subsidiary) (and any Refinancing Liens in respect thereof) in an aggregate principal amount not to exceed the Dollar Equivalent of the greater of $250,000,000 and 5% of Consolidated Tangible Assets of the Borrower and its Subsidiaries,

(xiii)Liens in favor of the Agent, the Issuing Bank, or any of the Lenders under or in connection with this Agreement,

(xiv)other Liens securing Debt (and any Refinancing Liens in respect thereof) that, in aggregate, together with (but without duplication of) all Debt incurred in accordance with Section 5.02(c)(xii) at any time outstanding, does not exceed the Dollar Equivalent of the greater of $500,000,000 and 10% of Consolidated Tangible Assets of the Borrower and its Subsidiaries,

(xv)Liens on inventory (and the proceeds thereof) in favor of financiers of inventory (including vendor financiers) to secure trade payables incurred in the ordinary course of business in connection with the acquisition of inventory and customary for such financings with regard to the industry in which the Borrower operates,

(xvi)Liens created or deemed to exist on any Receivables or Related Assets entered into with supply chain finance programs; provided that such Liens are (i) entered into in the ordinary course of business and (ii) customary for such financings with regard to the industry in which the Borrower operates (and, for the avoidance of doubt, excluding Securitization Programs),

(xvii)Liens in favor of the beneficiary of any unqualified deferred compensation arrangement not prohibited by this Agreement, and

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(xviii)the replacement, extension, modification, refinancing or renewal of any Lien permitted by clauses (ii), (iii), (iv), (xii), (xiv) or this clause (xviii) or in the property theretofore subject thereto or the replacement, extension, modification, refinancing or renewal (without increase in an amount greater than the sum of (x) the outstanding original principal amount or, if greater, committed amount of any Debt secured or otherwise encumbered by the Lien described under such clause, and (y) an amount necessary to pay accrued but unpaid interest on such Debt and any dividend, premium, defeasance costs, underwriting discounts and any fees, costs and expenses (including upfront fees, original issue discount (in lieu of upfront fees) or similar fees) incurred in connection with such replacement, extension, modification, refinancing, refunding or renewal) of the Debt secured or otherwise encumbered thereby (any such liens that in any event cannot be secured by property that did not secure any such Debt being refinanced (other than accessions, additions and improvements on such property and after acquired property that by the terms of such Debt require or include a pledge of after acquired property), the “Refinancing Liens”).

(b)Mergers, Etc.

Merge or consolidate with or into any Person or permit any of its Subsidiaries to do so, except

(i)that any Subsidiary of the Company may merge, consolidate, amalgamate, or combine with or into any other Subsidiary of the Company,

(ii)any Subsidiary of the Company may merge, consolidate, amalgamate, or combine with or into the Company (it being understood that, for the avoidance of doubt, the surviving entity will be the Company),

(iii)any Subsidiary of the Company and the Company may merge, consolidate, amalgamate, or combine with or into any other Person if, in the case of any Subsidiary other than an Immaterial Subsidiary, as a result of one or a series of transactions, the surviving or resulting entity is or becomes a Subsidiary or, if the Company is a party to such transaction, the surviving entity is the Company and

(iv)any Subsidiary may merge, consolidate, amalgamate, or combine with or into any Person other than the Company or another Subsidiary if at such time the assets of the Subsidiary would be permitted to be sold to such Person pursuant to a transaction not prohibited by this Agreement, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

The Company will not, and will not permit its Subsidiaries to, sell, transfer, lease or otherwise dispose of, and whether in one transaction or in a series of transactions, assets (including Equity Interests in Subsidiaries) representing all or substantially all of the assets of the Company and its Subsidiaries (whether now owned or hereafter acquired), taken as a whole.

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(c)Subsidiary Debt.  Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

(i)Debt owed to the Company or to a wholly owned Subsidiary of the Company or under this Agreement or the Notes,

(ii)Debt incurred to finance the Acquisition or existing on, or available under lines of credit existing on, the Closing Date and described on Schedule 5.02(c) to the Disclosure Letter (the “Existing Debt”), and any Debt extending the maturity of, or refunding, refinancing or modifying, in whole or in part, the Existing Debt, provided that the principal amount of, or amount available under lines of credit constituting, such Existing Debt shall not be increased above the principal amount thereof outstanding and any unused commitments in respect thereof or amount available immediately prior to such extension, refunding or refinancing plus customary fees, expenses and premiums incurred in connection with such extension, refunding, refinancing or modification,

(iii)Debt secured by Liens permitted by Section 5.02(a)(ii) (and any Refinancing Debt in respect thereof),

(iv)Debt, if any, arising in connection with Securitization Programs, in an aggregate principal amount not to exceed, when taken together with Securitization Programs existing on the Closing Date, the Dollar Equivalent of the greater of $1,500,000,000 at any time outstanding (for purposes of this clause (iv), the “principal amount” of a Securitization Program shall mean the Invested Amount) and, to the extent secured, secured by Liens permitted pursuant to Section 5.02(a)(v),

(v)obligations of any Subsidiary of the Company under any Hedge Agreements entered into in the ordinary course of business to protect the Company and its Subsidiaries against fluctuations in interest rates, currencies or price commodities,

(vi)obligations in respect of acceptances, trade letters of credit, undrawn standby letters of credit, bank guarantees, surety bonds or similar extensions of credit,

(vii)obligations arising in connection with the administration and operation of cash management services for the Company and any of its Subsidiaries, including cash pooling arrangements and overdraft facilities,

(viii)Debt of a Person at the time such Person is merged into or consolidated with any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Debt was not created in contemplation of such merger, consolidation or acquisition, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt, provided further that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing

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plus customary fees, expenses and premiums incurred in connection with such extension, refunding or refinancing,

(ix)Debt not for borrowed money, if any, arising in connection with the sales of accounts receivable and related assets, including pursuant to factoring programs, whether or not the Company or any of its Subsidiaries remain as servicer, and whether or not on a recourse, limited-recourse or non-recourse basis,

(x)Synthetic Lease Obligations to finance the acquisition, construction, development or improvement by such Person of real property, fixtures, inventory or equipment or other tangible assets, provided, that, in each case (1) such Debt is incurred by such Person at the time of, or not later than 120 days after, the acquisition, construction, development or improvement by such Person of the property so financed and (2) such Debt does not exceed the purchase price of the property (or the cost of constructing, developing or improving the same) so financed; provided, that the net present value of the aggregate rental obligations under of leases, contracts and Synthetic Leases entered into after the date hereof (discounted at the implied interest rate of such lease, contract or Synthetic Lease) does not exceed an amount equal to 10% of the Consolidated Tangible Assets of the Borrower and its Subsidiaries,

(xi)endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

(xii)other Debt (and any Refinancing Debt in respect thereof) that, in aggregate with (but without duplication of) all Debt secured by Liens permitted by Section 5.02(a)(xiv), at any time outstanding does not exceed the Dollar Equivalent of the greater of $625,000,000 and 12.5% of Consolidated Tangible Assets of the Borrower and its Subsidiaries,

(xiii)any Debt of any Subsidiary so long as such Subsidiary (A) (x) is a U.S. Person or (y) such Subsidiary is organized in a jurisdiction in which a Subsidiary Guarantee reasonably satisfactory to the Agent can be provided and (B) shall have executed and delivered to the Agent a Subsidiary Guarantee (and such Subsidiary Guarantee shall be in full force and effect, or such Subsidiary shall have joined this Agreement as a guarantor and its obligations in such capacity shall be in full force and effect),

(xiv)Debt of Foreign Subsidiaries (and any Refinancing Debt in respect thereof) in an aggregate principal amount not to exceed the Dollar Equivalent the greater of $312,500,000 and 6.25% of Consolidated Tangible Assets of the Borrower and its Subsidiaries at any time outstanding,

(xv)contingent Guarantee obligations to repurchase inventory repossessed by flooring companies that was previously sold to customers in the ordinary course of business, and

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(xvi)the refinancing, replacement, extension, modification, refunding or renewal of any Debt permitted by clauses (iii), (xii), and (xiv) above and this clause (xvi) (“Refinancing Debt”); provided, that, the principal amount of any such Refinancing Debt does not exceed an amount greater than the sum of (x) the outstanding original principal amount or, if greater, committed amount of the Debt described under such clause, and (y) an amount necessary to pay accrued but unpaid interest on such Debt and any dividend, premium, defeasance costs, underwriting discounts and any fees, costs and expenses (including upfront fees, original issue discount (in lieu of upfront fees) or similar fees) incurred in connection with such replacement, extension, modification, refinancing, refunding or renewal.

(d)Transactions with Affiliates.  Enter into or permit to exist any transaction or series of transactions in excess of $5,000,000 with any Affiliate of such Person other than

(i)advances of working capital to the Borrower or any Subsidiary,

(ii)transfers of cash and assets to the Borrower or any Subsidiary,

(iii)intercompany transactions not prohibited by the terms hereof between or among the Borrower and its Subsidiaries,

(iv)transactions between or among Subsidiaries not prohibited by this Agreement

(v)compensation arrangements approved by the board of directors (or appropriate committee thereof) of the Borrower and other normal and reasonable compensation and reimbursement of expenses of officers and directors, including indemnification agreements,

(vi)employee benefit plans, arrangements and severance payments,

(vii)dividends to holders of Equity Interests,

(viii)the Transactions and the payment of fees, costs and expenses related to the Transactions,

(ix)except as otherwise specifically limited in this Agreement, other transactions which are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an Affiliate (as determined by the Borrower in good faith),

(x)transactions pursuant to permitted agreements in existence or contemplated on the Closing Date and set forth on Schedule 5.02(d) to the Disclosure Letter or any amendment thereto (so long as the totality of all such amendments, modifications, waivers, consents or replacements is not materially more disadvantageous in the judgment of the board of directors or senior

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management of the Borrower to the Lenders when taken as a whole as compared to the totality of such agreements or arrangements as in effect on the Closing Date),

(xi)transactions related to or in connection with any Securitization Program; provided, however, that if any such transaction is entered into with an Affiliate that is not controlled by the Borrower or its Subsidiaries, then such transaction shall be on terms and conditions that are fair and reasonable to the Borrower taking into consideration comparable standard market Securitization Programs, and

(xii)intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement.

(e)Change in Nature of Business.  Make, or permit any of its Subsidiaries to make, any material change in the nature of its business from the business as carried on by the Company and its Subsidiaries, taken as a whole, at the date hereof or any business substantially related or incidental thereto or any business substantially related or incidental to manufacturing, contract assembly, operational, logistics, distribution, integrated services, supply chain management services and related sales and services.

Section 5.03.Financial Covenants

.

So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, the Company will, on and after the Closing Date:

(a)Debt to EBITDA Ratio.  Maintain, as of the end of each fiscal quarter, commencing with the first full fiscal quarter after the Closing Date, a ratio of (i) Consolidated Funded Debt, excluding undrawn Letters of Credit and bank guarantees, as of such date to (ii) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period of four fiscal quarters most recently ended, of not greater than 4.25 to 1.00 for the first four full fiscal quarters ending after the Closing Date and 4.00 to 1.00 for each fiscal quarter thereafter.

(b)Interest Coverage Ratio.  Maintain, as of the end of each fiscal quarter, commencing with the first full fiscal quarter after the Closing Date, a ratio of (i) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period of four fiscal quarters then ended to (ii) Consolidated Interest Charges during such period by the Company and its Consolidated Subsidiaries, of not less than 3.50 to 1.00.

Article VI.
EVENTS OF DEFAULT

Section 6.01.Events of Default

.

If, on and after the Closing Date, any of the following events (“Events of Default”) shall occur and be continuing:

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(a)(i)the Company shall fail to pay any principal of any Advance when the same becomes due and payable; or

(ii)	the Company shall fail to pay any interest on any Advance or make any other payment of fees within three Business Days after the same becomes due and payable, or
(iii)	the Company shall fail to pay other amounts payable under this Agreement or any Note within five Business Days after the same becomes due and payable (other than principal, interest or fees); or

(b)any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made (or, if otherwise qualified by materiality, in all respects) and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from the Agent to the Borrower; or

(c)(i) the Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) (with respect to the Company), (e) or (h)(i)–(iv), or 5.02 or 5.03, or

(ii)

the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

(d)the Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or, in the case of Hedge Agreements, net amount of at least the Dollar Equivalent of $175,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), required to be purchased or defeased (other than cash collateralization of letter of credit obligations), or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case in an aggregate net amount of at least the Dollar Equivalent of $175,000,000, in each case prior to the stated maturity thereof (other than by (i) secured Debt that becomes due solely as a result of the sale, transfer or other disposition of the property or assets securing such Debt and (ii) termination events or any other similar event under the documents governing swap contracts for so long as such event of default, termination event or

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other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Debt payable thereunder); or

(e)the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries (other than an Immaterial Subsidiary) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)judgments or orders for the payment of money in excess of the Dollar Equivalent of $175,000,000 in the aggregate (net of (i) amounts covered by valid third-party indemnification obligations from a third party that is solvent and has been notified of the claim under such indemnification obligation and has not disputed that it is liable for such claim and (ii) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and one or more reputable insurers (as determined by the Company) covering payment thereof) shall be rendered against the Company or any of its Subsidiaries and either

(i)enforcement proceedings shall have been commenced by any creditor upon such judgment or order or

(ii)there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as such judgment or order shall have been paid;

(g)an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of voting Equity Interests of the Borrower representing fifty percent (50%) or more of

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the combined voting power of all voting Equity Interests of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(h)the Company or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect as a result of one or more of the following:  (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

(i)any material provision of this Agreement shall for any reason other than as expressly permitted hereunder or the satisfaction in full of all obligations of the Borrower hereunder (other than contingent obligations that survive termination of this Agreement) cease to be in full force and effect, or the Borrower shall assert that any material provision of this Agreement is not a legal, valid and binding obligation of the Borrower other than as expressly permitted hereunder;

then, and in any such event, the Agent

(i)

shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and

(ii)

shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company under the any Bankruptcy Law,

(A)

the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and

(B)

the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.02.Actions in Respect of the Letters of Credit upon Default

.

If, on and after the Closing Date, any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will,

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(a)pay to the Agent on behalf of the Lenders in same day funds at the Agent’s office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or

(b)make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders and not more disadvantageous to the Borrower than clause (a);

provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under any Bankruptcy Law, an aggregate amount equal to 103% (or if not denominated in Dollars, 110%) of the Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Agent for the account of the Lenders without notice to or demand upon the Borrower, which are expressly waived by the Borrower, to be held in the L/C Cash Deposit Account.  If at any time an Event of Default is continuing the Agent determines that any funds held in the L/C Cash Deposit Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than an aggregate amount equal to 103% (or if not denominated in Dollars, 110%) of the Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Deposit Account, an amount equal to the excess of (a) an aggregate amount equal to 103% (or if not denominated in Dollars, 110%) of such Available Amounts over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Account that the Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law.  After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be returned to the Borrower.

Article VII.
THE AGENT

Section 7.01.Authorization and Authority

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Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Agent hereunder and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary (other than with respect to Section 8.06) of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any Note (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 7.02.Rights as a Lender

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The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.03.Duties of Agent; Exculpatory Provisions

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(a)The Agent’s duties hereunder are solely ministerial and administrative in nature and the Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, the Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Agent shall not be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(iii)shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Agent or any of its Affiliates in any capacity.

(b)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 or 6.01) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Company or any Lender shall have given notice to the Agent describing such Default and such event or events.

(c)The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in

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connection with this Agreement or the Information Memorandum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.

(d)Nothing in this Agreement shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

(e)The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, the Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (ii) have any liability with respect to or arising out of any assignment or participation of Advances, or disclosure of confidential information, to any Competitor.

Section 7.04.Reliance by Agent

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The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless an officer of the Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance or the issuance of such Letter of Credit, and in the case of a Borrowing, such Lender shall not have made available to the Agent such Lender’s ratable portion of such Borrowing.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05.Delegation of Duties

.

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The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agents appointed by the Agent.  The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub‑agent and the Related Parties of the Agent and each such sub‑agent shall be entitled to the benefits of all provisions of this Article VII and Section 8.04 (as though such sub-agents were the “Agent” hereunder) as if set forth in full herein with respect thereto.

Section 7.06.Resignation of Agent

.

(a)The Agent may at any time give notice of its resignation to the Lenders and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (so long as no Event of Default has occurred and is continuing, and such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank having a combined capital and surplus of at least $500,000,000 and with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender or a Competitor.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Agent and, with the consent of the Company (so long as no Event of Default has occurred and is continuing, and such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the Notes (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the Issuing Banks under the Agreement, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or

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removed Agent shall be discharged from all of its duties and obligations hereunder or under the Notes.  The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Agent’s resignation or removal hereunder, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

(d)Any resignation by or removal of a Person acting as Agent pursuant to this Section shall, unless such Person shall notify the Borrower and the Lenders otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 7.07.Non-Reliance on Agent and Other Lenders

.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any Note or any related agreement or any document furnished hereunder or thereunder.

Section 7.08.Indemnification

.

(a)Each Lender severally agrees, to the extent not reimbursed by the Borrower within 5 Business Days after written demand thereof, to indemnify the Agent from and against such Lender’s pro rata share (determined as provided below) of any and all liabilities, obligations, losses, damages, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent (in its capacity as such) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent (in its capacity as such) under this Agreement (collectively, the “Indemnified Costs”); provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any out-of-pocket expenses (including reasonable counsel fees) incurred

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by the Agent (in its capacity as such) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.08(a) applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.  For purposes of this Section 7.08(a), the Lenders’ respective pro rata shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (ii) their respective Ratable Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time.

(b)Each Revolving Credit Lender severally agrees to indemnify the Issuing Banks from and against such Lender’s Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank (in its capacity as such) in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank (in its capacity as such) hereunder or in connection herewith; provided, however, that no Revolving Credit Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Revolving Credit Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, reasonable, documented and invoiced fees and expenses of counsel) payable by the Company under Section 8.04.

(c)The failure of any Lender to reimburse the Agent or any Issuing Bank promptly upon demand for its applicable share of any amount required to be paid by the Lenders to the Agent as provided herein shall not relieve any other Appropriate Lender of its obligation hereunder to reimburse the Agent or any Issuing Bank for its applicable share of such amount, but no Lender shall be responsible for the failure of any other Appropriate Lender to reimburse the Agent or any Issuing Bank for such other Lender’s applicable share of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.08 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.  Each of the Agent and each Issuing Bank agrees to return to the Appropriate Lenders their respective applicable shares of any amounts paid under this Section 7.08 that are subsequently reimbursed by the Company.

Section 7.09.Other Agents

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Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any “Agent” or “Arranger” on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

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Section 7.10.Lender ERISA Representation

.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Arranger and each of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments or this Agreement,

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date

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such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement or any documents related hereto or thereto).

Section 7.11.Erroneous Payment

.

(a)If the Agent notifies a Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice from the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting the immediately preceding clause (a), each Lender, Issuing Bank and any Person who has received funds on behalf of a Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part):

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) and (B) in the case of immediately preceding clause (z), it is acknowledged that an error shall have been made, in each case, with respect to such payment, prepayment or repayment; and

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(ii)such Lender, Issuing Bank or other recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.11(b).

(c)Each Lender and Issuing Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement, or otherwise payable or distributable by the Agent to such Lender or Issuing Bank from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuing Bank at any time,

(i)such Lender or Issuing Bank shall be deemed to have assigned its Advances (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Advances to the Borrower or the Agent,

(ii)the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment,

(iii)upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and

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(iv)the Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment.

The Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under this Agreement with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)Unless otherwise subsequently agreed in writing by the parties hereto, the parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any Subsidiary, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds of the Borrower or any of its Subsidiaries for purposes of making such Erroneous Payment (including, for the avoidance of doubt, the proceeds of any financing or contribution incurred or obtained by the Borrower or its Subsidiaries).  To the extent that Erroneous Payments are made with funds of the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries maintain all rights and remedies against the maker and recipients of such Erroneous Payment for return of such funds.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all the Advances and Letters of Credit (or any portion thereof) under this Agreement.

Article VIII.
MISCELLANEOUS

Section 8.01.Amendments, Etc.

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No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a)no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

(i)waive any of the conditions specified in Section 3.01 or Section 3.02, or

(ii)change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders (including the definition of “Required Lenders”), that shall be required for the Lenders or any of them to take any action hereunder and

(b)no amendment, waiver or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby (and without the consent of the Required Lenders), do any of the following:

(i)increase or extend the Commitments of any Lender (it being understood that a waiver of any condition precedent set forth in Section 3.01 or 3.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an increase or extension of any Commitment of any Lender),

(ii)reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable hereunder (it being understood that (x) a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal and (y) any change to the definition of “Public Debt Rating” or in the component definitions thereof shall not constitute a reduction of interest or fees); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section  2.07(b),

(iii)postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity or payment date),

(iv)amend this Section 8.01,

(v)extend the expiration date of any Letter of Credit to a date later than the latest Termination Date, or

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(vi)change Sections 2.06(a), 2.06(c), or 2.15 or the definition of “Ratable Share” in each case in a manner which would alter the pro rata sharing of payments required thereby and in a materially adverse manner to such Lender;

(c)no amendment, waiver or consent shall, unless in writing and signed by applicable Revolving Credit Lenders owed at least a majority in interest of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances under the applicable Facility, or, if no such principal amount is then outstanding, Appropriate Lenders having at least a majority in interest of the applicable Revolving Credit Commitments (and without the consent of the Required Lender) waive any of the conditions specified in Section 3.03 after the Closing Date with respect to such Facility, and provided further that

(w)

the Borrower and the Agent may amend the Credit Agreement to add administrative and other mechanical changes (including the addition or replacement of a benchmark rate for Revolving Credit Advances or Letters of Credit issued in pound sterling) to the Credit Agreement to facilitate the borrowing of Revolving Credit Advances or Issuances of Letters of Credit in any Committed Currency or currency otherwise permitted pursuant to Section 1.07 without the consent of any other party;

(x)

no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note;

(y)

no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement; and

(z)

prior to the Closing Date, the Borrower with the consent of the Agent may amend the Schedules (other than Schedule I) and Exhibits hereto without the consent of any other party (it being understood that the Agent has consented to (i) Debt and Liens existing as of the Effective Date (and any refinancing thereof) (other than such Debt subject to the Closing Date Refinancing); (ii) Debt not for borrowed money and, to the extent secured, Liens securing the same; (iii) Debt and Liens in respect of a local-line facility for certain Subsidiaries of the Borrower organized in China in an aggregate principal amount not to exceed $50,000,000 (or the Dollar Equivalent thereof); (iv) other Debt for borrowed money in an aggregate principal amount of less than $10,000,000 on a per facility or other debt instrument basis and, to the extent secured, Liens securing the same and (v) increases of existing Debt facilities to the extent any such increase is not in excess of $10,000,000 and, to the extent secured, Liens securing the same underlying Debt).

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender

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may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor amounts owing to such Lender reduced or the final maturity thereof extended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms disproportionately affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary the Agent and the Borrower may amend, modify or supplement this Agreement to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to this Agreement so long as (1) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Commitments or outstanding Advances in any material respect and (2) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Notwithstanding anything in this Agreement to the contrary, the Borrower and the Agent may enter into any Amendment in accordance with Section 2.20 and extensions of the Termination Date made pursuant thereto shall be effective to amend the terms of this Agreement, without any further action or consent of any other party to this Agreement other than as set forth in Section 2.20.

Section 8.02.Notices, Etc.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:

(i)if to the Company or any other Borrower, to the Company’s address at 44201 Nobel Drive, Fremont, California 94538, Attention:  Marshall Witt ( Telephone No. 510-668-3837), with a copy to the same address, Attention:  Simon Leung (Telephone No. 510 668-3668);

(ii)if to the Agent, to Citibank, N.A. at One Penns Way, OPS 2/2, New Castle, Delaware 19720, Attention of Agency Operations; (Facsimile No. (646)-274-5080; Telephone No. (302) 894-6010; Email:  AgencyABTFSupport@citi.com);

(iii)if to Citibank, N.A. in its capacity as an Issuing Bank, to it at One Penns Way, OPS 2/2, New Castle, Delaware 19720, Attention of Agency Operations; (Telephone No. (302) 894-6160); and if to any other Issuing Bank, to it at the address provided in writing to the Agent and the Company at the time of its appointment as an Issuing Bank hereunder;

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(iv)if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or

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consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Platform, except to the extent resulting from the gross negligence or willful misconduct of an Agent Party.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower provides to the Agent pursuant to this Agreement or the transactions contemplated therein which is distributed to the Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

Section 8.03.No Waiver; Remedies

.

No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04.Costs and Expenses

.

(a)The Company agrees to promptly pay all reasonable and documented or invoiced out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable, documented and invoiced fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement.  The Company further agrees to pay on demand all reasonable and documented or invoiced out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable, documented and invoiced fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

(b)The Company agrees to indemnify and hold harmless the Agent, the Arranger and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, expenses and penalties (including, without limitation, reasonable, documented and invoiced fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case, arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)

(i)the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or Letters of Credit or

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(ii)the actual or alleged presence of Hazardous Materials on any property of the Company or any of its Subsidiaries or any Environmental Action relating in any way to the Company or any of its Subsidiaries,

except, with respect to any Indemnified Party, to the extent such claim, damage, loss, liability or expense is determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by or against the Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  The Company also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.  Without limiting the provisions of Section 2.14(c), this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by the Borrower to or for the account of a Lender

(i)other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08, 2.09, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Company pursuant to Section 8.16 or

(ii)as a result of a payment or Conversion pursuant to Section 2.08, 2.10 or 2.12,

the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.  If the amount of the Committed Currency purchased by any Lender in the case of a Conversion or exchange of Advances in the case of Section 2.08, 2.09 or 2.12 exceeds the sum required to satisfy such Lender’s liability in respect of such Advances, such Lender agrees to remit to the Borrower such excess.

(d)Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and

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8.04(a) and (b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes; provided that, in the case of (x) Section 2.11, such survival shall be for up to the later of (i) 180 days after the Termination Date applicable to each Lender and (ii) the period of time for requesting reimbursement under such section and (y) Section 2.14, the earlier of (i) 180 days after the date on which the party requesting the reimbursement or indemnity receives written demand for the payment of such claim and (ii) the date on which such obligations are satisfied in full or can no longer arise or be asserted under applicable statute of limitations or similar law.

Section 8.05.Right of Set-off

.

Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company or the Borrower against any and all of the obligations of the Company or the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Agent and the Company or the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.  Notwithstanding the foregoing, prior to the Closing Date no Lender may exercise any right of set-off or counterclaim in respect of its Advances or Commitments hereunder to the extent doing so would prevent, limit or delay the making of such Advances on the Closing Date and the use of the proceeds thereof to consummate the Transactions.

Section 8.06.Binding Effect

.

This Agreement and the Commitments set forth on Schedule I shall become effective when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of the Agent and all of the Lenders.

Section 8.07.Assignments and Participations

.

(a)Successors and Assigns Generally.  No Lender or Issuing Bank may assign or otherwise transfer any of its rights or obligations hereunder except

(i)to an assignee in accordance with the provisions of Section 8.07(b),

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(ii)by way of participation in accordance with the provisions of Section 8.07(d), or

(iii)by way of pledge or assignment of a security interest subject to the restrictions of Section 8.07(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 8.07(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Lenders and the Issuing Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders and Issuing Banks.  Any Lender or Issuing Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (except that an Issuing Bank may only assign all or a portion of its Unissued Letter of Credit Commitment and not its issued Letters of Credit) and the Advances at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s or Issuing Bank’s Commitment and/or the Advances at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 8.07(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in Section 8.07(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Advances outstanding and participations in Letters of Credit thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender or Issuing Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in respect of the Revolving Credit Facility (or $10,000,000 in respect of the Term Facility) or an integral multiple of $1,000,000 in excess thereof, unless each of the Agent and, so long as no Event of Default pursuant to Section 6.01(a) or (e) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s or Issuing Bank’s

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rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by Section 8.07(b)(i)(B) and, in addition:

(A)the consent of the Company (such consent at any time prior to the Closing Date, in the Company’s sole discretion, and after the Closing Date, such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) such assignment is to a financial institution and an Event of Default pursuant to Section 6.01(a) or (e) has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten Business Days after having received notice thereof;

(B)the consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; and

(C)the consent of each Issuing Bank (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment under the Revolving Credit Facility.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent (with a copy to Company, if the Company’s consent thereto is not otherwise required) an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which may be waived or reduced by the Agent in its sole discretion); provided that the Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Person that was a Competitor as of the Trade Date (in which case the provisions of Section 8.07(h) shall apply).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment

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shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit in accordance with its Ratable Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to Section 8.07(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender or Issuing Bank, as the case may be, under this Agreement, and the assigning Lender or Issuing Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11 and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.07(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 8.07(d) (except in the event that such assignment or transfer was to a person that was a Competitor as of the Trade Date (in which case the provisions of Section 8.07(h) shall apply)).

(c)Register.  The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Issuing Banks, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender and Issuing Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or an Issuing Bank, as the case may be, hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower, any Lender (solely with respect to its own interest in any Borrowing

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or Commitment) and any Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.

(i)Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than the Company, any of the Company’s Affiliates, any natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or, unless the Company’s prior consent is obtained and in accordance with the provisions of Section 8.07(h), a Competitor) (each buyer of a participation, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that

(A)such Lender’s obligations under this Agreement shall remain unchanged,

(B)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and

(C)the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.08 with respect to any payments made by such Lender to its Participant(s).

(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, waiver or consent of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a) and (b) of the first proviso of Section 8.01 that directly affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.11 and 2.14 (it being understood that the documentation required under Section 2.14 shall be delivered by the Participant solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.07(b); provided that such Participant agrees to be subject to the provisions of Section 8.16 as if it were an assignee under Section 8.07(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Note or other obligations under this Agreement or the Notes or any other documents to

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be delivered hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any this Agreement or the Notes or any other documents to be delivered hereunder) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or, in each case, any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.11 and 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that is organized under the laws of a jurisdiction outside of the United States shall not be entitled to the benefits of Section 2.14 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

(f)Certain Pledges.  Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender (including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender) and this Section shall not apply to any such pledge or assignment of a security interest; provided that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender party hereto interest.

(g)Resignation as Issuing Bank after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank assigns all of its Revolving Credit Commitments and Advances pursuant to Section 8.07(a), such Person may, upon 30 days’ notice to the Company and the Lenders, resign as Issuing Bank.  In the event of any such resignation as Issuing Bank, the Company shall be entitled to appoint from among the Revolving Credit Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of such Person as Issuing Bank and any Lender so appointed agrees to serve as an Issuing Bank.  If such Person resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all unreimbursed Letter of Credit drawings with respect thereto.  Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and (b) the

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successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such Person to effectively assume the obligations of such Person with respect to such Letters of Credit.

(h)No Assignment or Participations to Competitors.

(i)No assignment or participation shall be made or sold, as applicable, to any Person that was a Competitor as of the date (the “Determination Date”) on which the assigning or selling Lender entered into a binding agreement to sell all or a portion of its rights and obligations under this Agreement to such Person or assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Competitor for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee or participant that becomes a Competitor after the applicable Determination Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Competitor”),

(x)	such assignee or participant shall not retroactively be disqualified from becoming a Lender or participant and
(y)	the execution by the Company of an Assignment and Assumption with respect to an assignee will not by itself result in such assignee no longer being considered a Competitor.

(ii)Any assignment or participation in violation of this Section 8.07(h) shall not be void, but the other provisions of this Section 8.07(h) shall apply.  If any assignment is made or any participation is sold to any Competitor without the Company’s prior written consent, or if any Person becomes a Competitor after the applicable Determination Date, the Company may, at its sole expense and effort, upon notice to the applicable Competitor and the Agent,

(A)terminate any Commitment of such Competitor and/or repay all obligations of the Borrower owing to such Competitor in connection with such Commitment and/or

(B)require such Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 8.07), all of its interest, rights and obligations under this Agreement (including as a participant) to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Competitor paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)Notwithstanding anything to the contrary contained in this Agreement, Competitors

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(A)will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or the Lenders and

(B)(x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement, each Competitor will be deemed to have consented in the same proportion as the Lenders that are not Competitors consented to such matter, and

(y)	for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any debtor relief laws (a “Plan”), each Competitor party hereto hereby agrees
(1)	not to vote on such Plan,
(2)

if such Competitor does vote on such Plan notwithstanding the restriction in clause (1) above, such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and

(3)	not to contest any request by any party for a determination by the U.S. Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating clause (2) above.

(iv)The Agent shall have the right, and the Company hereby expressly authorizes the Agent, to

(A)post the list of Competitors provided by the Company and any updates thereto from time to time (collectively, the “Competitor List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or

(B)provide the Competitor List to each Lender requesting the same.

(v)The Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant is a Competitor or (y) have any liability with respect to any assignment or sale of a participation to a Competitor.

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Section 8.08.Confidentiality

.

Neither the Agent nor any Lender may disclose to any Person any Company Information (as defined below), except that each of the Agent and each of the Lenders may disclose Company Information

(a)to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Company Information and such person shall have agreed to keep such Company Information confidential on substantially the same terms as provided herein),

(b)to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners),

(c)to the extent required by applicable laws or regulations or by any subpoena or similar legal process or requested by any self-regulatory authority, provided that, to the extent practicable and legally permissible, the Company is given prompt written notice of such requirement or request prior to such disclosure and assistance (to the extent practicable and at the Company’s expense) in obtaining an order protecting such information from public disclosure,

(d)to any other party to this Agreement,

(e)in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,

(f)subject to an agreement containing provisions no less restrictive than those of this Section 8.08, to

(i)any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement,

(ii)any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder or to any credit insurance provider relating to the Company and its obligations hereunder,

(iii)any rating agency, or

(iv)the CUSIP Service Bureau or any similar organization,

(g)to the extent such Company Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a

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nonconfidential basis from a source other than the Company and not, to the knowledge of the Agent or such Lender, in breach of such third party’s obligations of confidentiality, and

(h)with the consent of the Company.

For purposes of this Section, “Company Information” means all confidential, proprietary or non-public information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Company Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Company Information as such Person would accord to its own confidential information, but in no event less than a reasonable degree of care be required in respect of such confidentially obligations.

Section 8.09.Governing Law

.

This Agreement and the Notes and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any Note and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 8.10.Execution in Counterparts

.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (in “pdf” or “tif” format) transmission shall be as effective as delivery of a manually executed counterpart hereof. For purposes hereof, the words “execution,” “execute,” “executed,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

Section 8.11.Judgment

.

(a)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the spot rate of exchange that appears at 11:00 A.M. (London time), on the display page applicable to the relevant

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currency on the Oanda website on the Business Day preceding that on which final judgment is given.

(b)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be the spot rate of exchange that appears at 11:00 A.M. (London time), on the display page applicable to such Committed Currency on the Oanda website on the Business Day preceding that on which final judgment is given.

(c)The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to the Borrower such excess.

Section 8.12.Jurisdiction, Etc.

(a)Each of the parties hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto or any Related Party of the foregoing in any way relating to this Agreement or any Note or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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Section 8.13.Substitution of Currency

If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be deemed amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrower) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

Section 8.14.No Liability of the Issuing Banks

.

The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for:

(a)the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(b)the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or

(c)any other circumstances whatsoever in making or failing to make payment under any Letter of Credit,

except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

Section 8.15.Patriot Act Notice

.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

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Section 8.16.Replacement of Lenders

If

(a)	any Lender requests compensation under Section 2.11 or 2.14,
(b)	the Borrower is required to pay any additional amount to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.14,
(c)	any Lender asserts illegality pursuant to Section 2.12,
(d)	any Lender is a Defaulting Lender, or
(e)

(i) any Lender has not agreed to any amendment, waiver or consent for which (x) the consent of all of the Lenders or all directly and adversely affected Lenders is required and (y) Lenders owed or holding at least 50% of the sum of all outstanding Revolving Credit Advances and Term Advances plus the aggregate Unused Revolving Credit Commitments have agreed to such amendment, waiver or consent or (ii) any Revolving Credit Lender has not agreed to any amendment, waiver or consent for which (x) the consent of all of the Revolving Credit Lenders or all directly and adversely affected Revolving Credit Lenders is required and (y) Revolving Credit Lenders owed or holding at least 50% of the sum of all outstanding Revolving Credit Advances plus the aggregate Unused Revolving Credit Commitments have agreed to such amendment, waiver or consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that

(i)

each such assignment shall be arranged by the Company after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement,

(ii)

no Lender shall be obligated to make any such assignment unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and

(iii)	no Event of Default shall have occurred and be continuing.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 8.17.No Fiduciary Duties

.

The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Agent, the Issuing Banks, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Issuing Banks, the Lenders and or respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Borrower acknowledges that the Agent, the Issuing Banks, the Lenders and their respective Affiliates may have economic interests that conflict with those of the Borrower, its Subsidiaries and any of its or their respective Affiliates.

Section 8.18.Acknowledgement and Consent to Bail-In of Affected Financial Institutions

.

Notwithstanding anything to the contrary in this Agreement or the Notes, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement or the Notes, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or the Notes; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 8.19.Waiver of Jury Trial

.

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising

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out of or relating to this Agreement or any Note or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and any notes by, among other things, the mutual waivers and certifications in this section.

Section 8.20.Acknowledgment Regarding Any Supported QFCs

.

To the extent that this Agreement or the Notes provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement, the Notes and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or the Notes that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement or any applicable Note were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 8.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

US-DOCS\122160094.24

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Remainder of the page intentionally left blank]

US-DOCS\122160094.24

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SYNNEX CORPORATION, as Borrower

By: /s/ Simon Y. Leung

Name: Simon Y. Leung

Title:	Senior Vice President, General Counsel and Corporate Secretary

CITIBANK, N.A., as Agent

A-1-128

By: /s/ Susan M. Olsen

Name: Susan M. Olsen

Title: Vice President

Initial Lenders:

CITIBANK, N.A.

By: /s/ Susan M. Olsen

Name: Susan M. Olsen

Title: Vice President

A-1-129

Bank Of America, N.A.

By: /s/ Molly Daniello

Name: Molly Daniello

Title: Director

A-1-130

THE BANK OF NOVA SCOTIA

By: /s/ Khrystyna Manko

Name: Khrystyna Manko

Title: Director

A-1-131

Wells Fargo Bank, N.A.

By: /s/ Sid Khanolkar

Name: Sid Khanolkar

Title: Director

A-1-132

HSBC Bank USA, National Association

By: /s/ Aleem Shamji

Name: Aleem Shamji

Title: Director

A-1-133

MUFG Bank, Ltd.

By: /s/ Matthew Antioco

Name: Matthew Antioco

Title: Director

A-1-134

Sumitomo Mitsui Banking Corporation

By: /s/ Gail Motonaga

Name: Gail Motonaga

Title: Executive Director

A-1-135

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender

By: /s/ Michael Borowiecki

Name: Michael Borowiecki

Title: Authorized Signatory

A-1-136

Credit Agricole Corporate and Investment Bank,

By: /s/ Jill Wong

Name: Jill Wong

Title: Director

By: /s/ Gordon Yip

Name: Gordon Yip

Title: Director

A-1-137

JPMORGAN CHASE BANK, N.A.

By: /s/ Caitlin Stewart

Name: Caitlin Stewart

Title: Executive Director

A-1-138

MIZUHO BANK, LTD.

By: /s/ Edward Sacks

Name: Edward Sacks

Title: Executive Director

A-1-139

Very Truly yours,

BNP Paribas

By: /s/ Brendan Heneghan

Name: Brendan Heneghan

Title: Director

By: /s/ J. George Ko

Name: J. George Ko

Title: Director

A-1-140

Barclays Bank PLC

By: /s/ Sean Duggan

Name: Sean Duggan

Title: Vice President

A-1-141

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Dan Beckwith

Name: Dan Beckwith

Title: Senior Vice President

A-1-142

Initial Lenders:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joan E. Kiekhaefer

Name: Joan E. Kiekhaefer

Title: Senior Vice President

A-1-143

Fifth Third Bank, National Association

By: /s/ Joe Alexander

Name: Joe Alexander

Title: Principal

A-1-144

KEYBANK, NATIONAL ASSOCIATION

By: /s/ Tanille Ingle

Name: Tanille Ingle

Title: Assistant Vice President

A-1-145

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By: /s/ Cara Younger

Name: Cara Younger

Title: Executive Director

By: /s/ Miriam Trautman

Name: Miriam Trautman

Title: Senior Vice President

A-1-146

CAPITAL ONE, N.A.

By: /s/ Andy Welicky

Name: Andy Welicky

Title: Duly Authorized Signatory

A-1-147

Citizens Bank, N.A.

By: /s/ Megan Livingston

Name: Megan Livingston

Title: Senior Vice President

[For any Lender requiring a second signature block:]

By:

Name:

Title:

A-1-148

THE HUNTINGTON NATIONAL BANK

By: /s/ Scott Pritchett

Name: Scott Pritchett

Title: Assistant Vice President

A-1-149

UNICREDIT BANK AG, NEW YORK BRANCH

By: /s/ Douglas Riahi

Douglas Riahi

Managing Director

By: /s/ Bryon Korutz

Bryon Korutz

Associate Director

A-1-150

CREDIT SUISSE AG, NEW YORK BRANCH

By: /s/ Vipul Dhadda

Name: Vipul Dhadda

Title: Authorized Signatory

By: /s/ Brady Bingham

Name: Brady Bingham

Title: Authorized Signatory

A-1-151

GOLDMAN SACHS BANK USA

By: /s/ Thomas Manning

Name: Thomas Manning

Title: Authorized Signatory

A-1-152

Societe Generale

By: /s/ Andrew Johnman

Name: Andrew Johnman

Title: Co-Head of Technology Banking

A-1-153

STANDARD CHARTERED BANK

By: /s/ James Beck

Name: James Beck

Title: Director

A-1-154

Comerica Bank

By: /s/ Mark C. Skrzynski Jr.

Name: Mark C. Skrzynski Jr.

Title: Vice President

[For any Lender requiring a second signature block:]

By:

Name:

Title:

A-1-155

Skandinaviska Enskilada Banken AB (publ)

By: /s/ Andrew Moore

Name: Andrew Moore

Title: Authorized Signatory

By: /s/ Alison Butt

Name: Alison Butt

Title: Authorized Signatory

A-1-156

Bank Of China Los Angeles Branch

By: /s/ Yong Ou

Name: Yong Ou

Title: SVP and Branch Manager

A-1-157

SCHEDULE I

COMMITMENTS

Name of Initial Lender	Revolving Credit Commitment	Letter of Credit Commitment	Term Commitment
Citibank, N.A.	$267,500,000.00	$33,333,333.35	$50,000,000.00
Bank of America, N.A.	$267,500,000.00	$33,333,333.33	$155,000,000.00
The Bank of Nova Scotia	$267,500,000.00	$33,333,333.33	$155,000,000.00
Wells Fargo Bank, National Association	$267,500,000.00	$33,333,333.33	$100,000,000.00
HSBC Bank USA, N.A.	$267,500,000.00	$33,333,333.33	$50,000,000.00
MUFG Bank, Ltd.	$267,500,000.00	$33,333,333.33	$50,000,000.00
Sumitomo Mitsui Banking Corporation	$130,000,000.00	--	$155,000,000.00
The Toronto-Dominion Bank, New York Branch	$130,000,000.00	--	$65,000,000.00
Crédit Agricole Corporate and Investment Bank	$130,000,000.00	--	$50,000,000.00
JPMorgan Chase Bank, N.A.	$130,000,000.00	--	$50,000,000.00
Mizuho Bank, Ltd.	$130,000,000.00	--	$50,000,000.00
BNP Paribas	$130,000,000.00	--	$25,000,000.00
Barclays Bank PLC	$130,000,000.00	--	--
PNC Bank, National Association	$65,000,000.00	--	$65,000,000.00
U.S. Bank National Association	$65,000,000.00	--	$65,000,000.00
Fifth Third Bank, National Association	$65,000,000.00	--	$50,000,000.00
KeyBank, National Association	$65,000,000.00	--	$50,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$65,000,000.00	--	$40,000,000.00
Capital One, N.A.	$65,000,000.00	--	$40,000,000.00
Citizens Bank, N.A.	$65,000,000.00	--	$40,000,000.00
The Huntington National Bank	$65,000,000.00	--	$40,000,000.00
Unicredit Bank AG, New York Branch	$65,000,000.00	--	$25,000,000.00
Credit Suisse AG, New York Branch	$65,000,000.00	--	--
Goldman Sachs Bank USA	$65,000,000.00	--	--
Societe Generale	$65,000,000.00	--	--
Standard Chartered Bank	$65,000,000.00	--	--
Comerica Bank	$50,000,000.00	--	$50,000,000.00
Skandinaviska Enskilda Banken AB (publ)	$45,000,000.00	--	$50,000,000.00
Bank of China Los Angeles Branch	$45,000,000.00	--	$30,000,000.00
Total	$3,500,000,000.00	$200,000,000.00	$1,500,000,000.00

A-1-158

EXHIBIT A-1

FORM OF REVOLVING CREDIT NOTE

U.S.$_______________Dated:  _______________, 20__

FOR VALUE RECEIVED, the undersigned, SYNNEX Corporation, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to _________________________ or its registered assigns (the “Lender”) for the account of its Applicable Lending Office on the Termination Date applicable to the Lender (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of April 16, 2021 among the Borrower, the Lender and certain other lenders party thereto and Citibank, N.A. as Agent for the Lender and such other lenders (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date applicable to the Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any cancellation hereof, endorsed on the grid attached hereto which is part of this Promissory Note.  The assigning Lender shall, upon the effectiveness of an Assignment and Assumption or as promptly thereafter as practicable, surrender this Promissory Note to the Borrower for cancellation.

This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Revolving Credit Advances denominated in Committed Currencies and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

A-1-159

SYNNEX CORPORATION

By:

Name:

Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

A-1-160

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

A-1-161

EXHIBIT A-2

FORM OF TERM NOTE

U.S.$_______________Dated:  _______________, 20__

FOR VALUE RECEIVED, the undersigned, SYNNEX Corporation, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to _________________________ or its registered assigns (the “Lender”) for the account of its Applicable Lending Office on the Term Loan Maturity Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Term Commitment in figures] or, if less, the aggregate principal amount of the Term Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of April 16, 2021 among the Borrower, the Lender and certain other lenders parties thereto and Citibank, N.A. as Agent for the Lender and such other lenders (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Term Loan Maturity Date.

The Borrower promises to pay interest on the unpaid principal amount of each Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Term Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any cancellation hereof, endorsed on the grid attached hereto which is part of this Promissory Note.  The assigning Lender shall, upon the effectiveness of an Assignment and Assumption or as promptly thereafter as practicable, surrender this Promissory Note to the Borrower for cancellation.

This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of advances (the “Term Advances”) by the Lender to the Borrower in an amount not to exceed the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Advances being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

A-2-1

SYNNEX CORPORATION

By:

Name:

Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

A-2-2

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

A-2-3

EXHIBIT B

FORM OF NOTICE OF BORROWING

Citibank, N.A., as Agent

  for the Lenders parties

  to the Credit Agreement

  referred to below

  One Penns Way, OPS 2/2,

  New Castle, Delaware 19720

[Date]

Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, SYNNEX Corporation, refers to the Credit Agreement, dated as of April 16, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)The Business Day of the Proposed Borrowing is _______________, 20__.

(ii)The Facility under which the Proposed Borrowing is requested is the [Revolving Credit] [Term] Facility.

(iii)The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

(iv)The aggregate amount of the Proposed Borrowing is $_______________][for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

[(v)The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) and all of subsection (f) thereof) are correct in all material respects (or if qualified by materiality, in all respects), before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of the date hereof and on and as of the date of the Proposed Borrowing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such date); and

(B)no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.]

B-1

Very truly yours,

SYNNEX CORPORATION

By

Name:

Title:

B-2

CUSIP Number:___________________

EXHIBIT C

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:________________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):SYNNEX Corporation

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

4.	Agent:Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:The Credit Agreement dated as of April 16, 2021 among SYNNEX Corporation, the Lenders parties thereto, Citibank, N.A., as Agent, and the other agents parties thereto.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.Trade Date:______________]10

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:______________________________

   Title:

[NAME OF ASSIGNOR]

By:______________________________

   Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:______________________________

   Title:

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment”, “Term Commitment”, “Letter of Credit Commitment,” etc.)

[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

[NAME OF ASSIGNEE]

By:______________________________

   Title:

[Consented to and]11 Accepted:

[NAME OF AGENT], as

  Agent

By: _________________________________

  Title:

[Consented to:]12

[NAME OF RELEVANT PARTY]

By: ________________________________

  Title:

[11]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
[12]	To be added only if the consent of the Company and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.14 of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.  Notwithstanding the foregoing, all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date shall be made to [the][the relevant] Assignee in accordance with the terms set forth in the Credit Agreement.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among SYNNEX Corporation, each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company and the Agent, and (2) the undersigned shall have at all times furnished the Company and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]

D-1-1

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among SYNNEX Corporation, each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]

D-2-1

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among SYNNEX Corporation, each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]

D-3-1

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 16, 2021 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”), among SYNNEX Corporation, each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company and the Agent, and (2) the undersigned shall have at all times furnished the Company and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date: ________ __, 20[ ]

D-4-1

EXHIBIT E

FORM OF SOLVENCY CERTIFICATE

[         ], 202[  ]

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section [ ] of the Credit Agreement, dated as of April 16, 2021 (as may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among SYNNEX Corporation (the “Borrower”), the lending institutions from time to time parties thereto and Citibank, N.A., as the Agent.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [________], the Chief Financial Officer of the Borrower, in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Borrower that as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1.	For purposes of this certificate, the terms below shall have the following definitions:
(a)	“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)	“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)	“Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d)	“Will be able to pay their Liabilities as they mature”

D-4-2

On the Closing Date, immediately after giving effect to the consummation of the Transactions, the Borrower and its subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Borrower and its subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

(e)	“Do not have Unreasonably Small Capital”

On the Closing Date, immediately after giving effect to the consummation of the Transactions, the Borrower and its subsidiaries on a consolidated basis taken as a whole is a going concern and will not have unreasonably small capital.  I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Borrower and its subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity.

2.

Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that after giving effect to the consummation of the Transactions, it is my opinion that, as of the date hereof, immediately after giving effect to the consummation of the Transactions, (i) the Fair Value of the assets of the Borrower and its subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities; (ii) the Present Fair Salable Value of the assets of the Borrower and its subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities; (iii) the Borrower and its subsidiaries on a consolidated basis taken as a whole do not have Unreasonably Small Capital; and (iv) the Borrower and its subsidiaries taken as a whole will be able to pay their Liabilities as they mature.

3.

In reaching the conclusions set forth in this Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its subsidiaries after consummation of the Transactions.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

SYNNEX CORPORATION

By:
Name:
Title: Chief Financial Officer

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